[***] Certain information in this document has been excluded pursuant to Regulation S-K Item 601(b)(10). Such excluded information is not material and is of the type that the registrant treats as private or confidential.

FIRST AMENDED AND RESTATED STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT SUBLEASE - NET

1.Basic Provisions ("Basic Provisions")

1.1Parties. This First Amended and Restated Standard Industrial/Commercial Multi-Tenant Sublease – Net ("Sublease"), dated for reference purposes only July 14, 2022, is made by and between Gateway Executive Airpark, LLC, a Delaware limited liability company, whose address is 7030 W. Oakland Street, Chandler, Arizona 85226 ("Sublessor") and Virgin Galactic Holdings, Inc., whose address is 1700 Flight Way, Tustin, California, 92782 ("Sublessee”) (collectively the "Parties", or individually a "Party"). This Sublease amends and restates that certain Standard Industrial/Commercial Multi-Tenant Sublease – Net dated July 14, 2022 in its entirety.

1.2(a)    Sublease Premises: That certain real property, including all improvements located thereon or to be provided by Sublessor under the terms of this Sublease, commonly known as 5559 S. Sossaman Road, Mesa, Arizona 85212, Hangar B and Hangar C (collectively, the "Sublease Premises"). A description of the Sublease Premises and the Project (defined below) is attached to this Sublease as Exhibit A and incorporated herein by this reference. The Sublease Premises are located within the Project in the County of Maricopa and are generally described as Hangar B (35,896 sq.ft) (“Hangar B”) and Hangar C (115,200 sq. ft.) (“Hangar C”). Hangar B and Hangar C are individually, a “Building”, and are sometimes collectively referred to herein as the “Buildings” or Sublease Premises. In addition to Sublessee's rights to use and occupy the Sublease Premises as hereinafter speciﬁed, Sublessee shall have exclusive rights to each and every part of the Sublease Premises, including without limitation, any utility raceways located within the Sublease Premises, but Sublessee shall not have any rights to access the roof, or change or modify the exterior walls of the Buildings (except as expressly set forth in this Sublease), or have any rights to any other buildings in the Project. Sublessee shall also have non-exclusive rights, together with other subtenants of the Project, to use the Common Areas (as deﬁned in Paragraph 2.7 below). The Sublease Premises, the Common Areas, and the land upon which they are located, along with all other buildings and improvements located within Gateway Executive Park, also known as Lots 11, 12, 13 and 14, are herein collectively referred to as the "Project" and referred to as the “Premises” in the Land Lease (See also Paragraph 2). The Buildings’ square footages were calculated by the Project’s architect, Winton Architects, Inc., who has confirmed the basis for square foot calculation. Sublessee has had an opportunity to review and to agree, or disagree, with the square footages. The agreed upon square footage calculation shall not be changed during the Term of this Sublease or any extensions thereof. Sublessor waives any rights to relocate Sublessee during the Term of this Sublease and any extensions thereof.

1.2(b)    Land Lease: Sublessor is the “Lessee” under that certain Land Lease dated effective as of October 1, 2019, and as amended by the First Amendment to Lease dated effective October 21, 2020 (as amended “Land Lease”) with PHOENIX-MESA GATEWAY AIRPORT AUTHORITY, a joint powers airport authority authorized and existing under the laws of the State of Arizona (“Land Lessor”); and pursuant to the Land Lease, Sublessor leased the Project from Land Lessor. A copy of the Land Lease is attached hereto as Exhibit B and made a part of this Sublease. Such Land Lease includes, without limitation: Sublessor’s use of the apron/ramp areas in front of Sublessee’s aircraft access doors and non-exclusive use of all taxiways and runways subject to the Land Lessor’s rules and regulations. Sublessor hereby grants to Sublessee all of those uses and rights granted and or leased to Sublessor, as “Lessee”, under the Land Lease. In addition, Sublessor and Sublessee agree as follows with respect to the Land Lease:

(1)Sublessee acknowledges that this Sublease is a sublease entered into by Sublessor as “Lessee” under that the Land Lease, whereby Land Lessor leases to Sublessor, and Sublessor leases from Land Lessor, the Project. Prior to the date of this Sublease, Sublessor has delivered to Sublessee a true and complete copy of the Land Lease. Sublessee hereby acknowledges and agrees that this Sublease is subject and subordinate to the terms and provisions of the Land Lease. Sublessee acknowledges and agrees that, without limiting any of Sublessee's other obligations set forth in this Sublease, Sublessee and its successors and assigns (to the extent permitted under the terms of this Sublease) shall comply with all of the terms and provisions of the Land Lease. In the event of any conflict between the provisions of this Sublease and the provisions of the Land Lease (including without limitation, the Airport Rules and Regulations, the Airport Minimum Standards (as defined in the Land Lease) and the terms and conditions described in Section 9.6 of the Land Lease under which Land Lessor acquired the Project), then such conflict, as between Land Lessor, on the one hand, and Sublessee and/or Sublessor on the other hand, shall be resolved in favor of the Land Lease (including without limitation, the Airport Rules and Regulations, the Airport Minimum Standards and the terms and conditions described in Section 9.6 of the Land Lease under which Land Lessor acquired the Project). In the event of any conflict between the provisions of the Land Lease (including without limitation, the Airport Rules and Regulations, the Airport Minimum Standards and the terms and conditions described in Section 9.6 of the Land Lease under which Land Lessor acquired the Project) and this Sublease, then, as between Sublessor and Sublessee, such conflict shall be resolved in favor of the provisions of this Sublease.

(2)Sublessor represents, warrants and agrees as follows: (i) Sublessor shall comply with all of the terms and provisions of the Land Lease, including without limitation, promptly and faithfully observing, enforcing, abiding by, discharging and performing, all of the terms, obligations, covenants, conditions, agreements, indemnities, representations, warranties or liabilities under the Land Lease on the part of the “Lessee” thereunder to be kept, observed, discharged and performed, (ii) Sublessor shall do, or cause to be done, all things necessary to preserve and keep unimpaired all rights of Sublessor as”Lessee” under the Land Lease, and to prevent any Event of Default (as defined in and under the Land Lease) on its part under the Land Lease, or any termination, surrender, cancellation, forfeiture, subordination or impairment thereof, (iii) the Land Lease is a valid and binding obligation of Sublessor and Land Lessor, enforceable in accordance with its terms, (iv) as of the date of this Sublease, except as has been disclosed in writing to Sublessee by Sublessor with respect to construction deadlines in the Land Lease, there have occurred no Events of Default (as defined in and under the Land Lease) on the part of Sublessor, as sublessee, or to Sublessor’s knowledge, Land Lessor, under the Land Lease, nor any event or circumstance with the giving of notice or the passage of time, would be an Event of Default (as defined in and under the Land Lease), and Sublessor shall give Sublessee prompt written notice following the occurrence of any such Event of Default, (v) there is no litigation, arbitration or other legal proceeding pending, or to Sublessor’s knowledge, threatened against either Sublessor, as “Lessee” under the Land Lease, or Land Lessor, (vi) as of the date of this Sublease, Sublessor has no claims, offsets, defenses or set-offs against the payment of Base Rent under the Land Lease and (vii) Sublessor shall use its good faith commercially reasonable efforts to obtain Land Lessor’s approval of Sublessee’s use and access to the tarmac area, if such approval is required by the Land Lease.

(3)The parties acknowledge that Section 9.5 of the Land Lease includes the clause: “Non-Disturbance: Lessor agrees, for the benefit of all sub-tenants for all or any part of Premises, that if this Lease or Lessee’s right of possession of the Premises is terminated for default or otherwise, all subleases for all or any part of the Premises, except any sublease of an affiliate of Lessee, shall continue full force and effect, notwithstanding the termination, as direct leases between the Lessor and sub-tenants, all such sub-tenants shall upon request, attorn in writing to Lessor.”

(4)Sublessor’s sole obligation in this Paragraph 1.2(b)(4) shall be to use Sublessor’s commercially reasonable efforts to obtain the written consent of Land Lessor and the written consent of any mortgagee, ground lessor or other third party required under the Land Lease, each in form reasonably acceptable to both Parties (collectively, “Land Lessor Consent”) (A) to this Sublease, (B) to Sublessee’s proposed use of the Sublease Premises, (C) to the extent the Sublessee Improvements, Sublessor Improvements and other alterations are described in this Sublease and Addendum, to the Sublessee Improvements (as defined in the Addendum attached hereto as Exhibit C and incorporated herein by this reference (“Addendum”)), Sublessor Improvements described in the Addendum and other alterations and improvements to be installed by Sublessee and Sublessor pursuant to the terms of this Sublease, Addendum and exhibits to this Sublease (provided, Sublessee acknowledges and agrees that Land Lessor shall have no obligation to pay for (or fund any improvement allowance) or construct any improvements or alterations contemplated to be paid for and constructed by Sublessor pursuant to the terms of this Sublease), (D) subject to Section 37 of the Land Lease (with which Sublessor and Sublessee shall comply), to Sublessee’s right to restrict access to certain areas of the Sublease Premises for security reasons (provided, Sublessee acknowledges that Sublessee is solely responsible for preparing its plan for securing the Sublease Premises and obtaining required governmental approvals) and (E) to Sublessee’s use and access to landing areas required for Sublessee’s space or aircraft. If the Land Lessor Consent is not delivered by Land Lessor to Sublessor and Sublessee on or before August 15, 2022, then Sublessor and Sublessee may each terminate this Sublease by delivering written notice thereof to the other Party, and upon such termination, Sublessor shall return to Sublessee all amounts delivered to Sublessor hereunder no later than two (2) business days following such date, and this Sublease shall be of no further force and effect and both Parties shall be released from all liabilities and obligations hereunder. Sublessee acknowledges and agrees that Sublessee is solely responsible for determining whether the Sublease Premises is suitable for its use and Sublessee has not relied upon Sublessor or any third party to make such determination.

(5)Any fees and expenses incurred by Land Lessor or any mortgagee, ground lessor or other third party (except Sublessor) in connection with requesting and obtaining the Land Lessor Consent shall be paid by Sublessor and shall thereafter be reimbursed by Sublessee to Sublessor not later than thirty (30) days after written demand by Sublessor. Sublessee agrees to cooperate reasonably with Land Lessor and supply all information and documentation reasonably requested by Land Lessor within ten (10) days of its written request therefor. Sublessor shall not be required to perform any acts, expend any funds, or bring any legal proceedings in order to obtain the Land Lessor Consent and Sublessee shall have no right to any claim against Sublessor in the event the Land Lessor Consent is not obtained; provided, Sublessee shall have the right to terminate this Sublease without cost or penalty to Sublessee in the event the Land Lessor consent is not obtained.

(6)In any case under this Sublease that requires the consent or approval of both Land Lessor and Sublessor, Sublessor agrees to submit the matter to be so consented to or approved of to Land Lessor, and if Land Lessor so consents or approves, Sublessor agrees that such consent shall be deemed given by Sublessor under this Sublease. In the event that the consent or approval of any matter is not required of Land Lessor under the Land Lease, no such consent or approval of Sublessor shall be required hereunder, unless, pursuant to the express terms of this Sublease, Sublessor’s consent or approval is required, in which event Sublessor agrees that it shall not unreasonably withhold or delay its consent or approval with respect thereto. In connection with any matter requiring the consent or approval of Land Lessor under this Sublease, Sublessor agrees to submit any reasonable requests of Sublessee to Land Lessor for Land Lessor’s consent and Sublessor agrees to cooperate therewith at Sublessee’s sole cost and expense. Sublessee and Sublessor each hereby covenants and agrees to promptly deliver to the other party copies of any and all notices or other correspondence received by it from Land Lessor or delivered by it to Land Lessor relating to the Sublease Premises.

(7)Sublessor shall not amend or modify the Land Lease if such amendment or modification may affect the Sublease Premises or the rights of Sublessee hereunder and Sublessor shall not voluntarily terminate the Land Lease in any manner without Sublessee’s prior written consent. Sublessor shall not cause or suffer a termination of the Land Lease as a result of an act or omission of Sublessor that constitutes an Event of Default under the Land Lease or an Event of Default of this Sublease. Sublessor shall indemnify, defend and hold Sublessee harmless from and against all claims, judgments, liabilities, penalties, damages, costs and expenses Sublessee shall suffer (including reasonable attorneys’ fees) resulting from any breach of the covenant set forth in the immediately preceding sentence.

(8)If Land Lessor defaults in the performance of any of its obligations under the Land Lease, Sublessor shall, upon the written request of Sublessee, use its diligent good faith efforts to enforce the Land Lease and obtain Land Lessor’s compliance with its obligations thereunder. Sublessee’s performance hereunder shall be excused if Sublessor’s performance under the Land Lease is excused because of any default of Land Lessor or any failure or delay on the part of Land Lessor in performing its obligations under the Land Lease.

(9)If Sublessor defaults in or breaches the performance of any of Sublessor’s obligations under this Sublease or there occurs an Event of Default under any provisions of the Land Lease applicable to Sublessor, which Event of Default shall, by its nature, cause Land Lessor to seek to terminate the Land Lease, Sublessee, without thereby waiving such Event of Default, may, at Sublessee’s option, request that Land Lessor accept Sublessee’s performance of the same for the account and at the expense of Sublessor, subject to Sublessee providing Sublessor with not less than two (2) business days prior written notice. In such event, the amount of Sublessee’s expenditure or payment shall be that amount reasonably necessary to perform and fulfill any such term, covenant or condition, together with interest on the amount thereof from the time such moneys are expended until reimbursed by Sublessor at an annual rate equal to the lesser of (i) ten percent (10%) per annum or (ii) the maximum legal rate.

(10)Whenever the consent or approval of Sublessor is required, Sublessee acknowledges and agrees that the Land Lease may require that Sublessor also obtain the written consent of Land Lessor consent of Land Lessor (but Sublessee shall not have a right to request such consent directly from Land Lessor). Sublessor shall promptly make such consent request on behalf of Sublessee and Sublessee shall promptly provide any information or documentation that Land Lessor may request. Sublessee shall reimburse Sublessor, not later than ten (10) business days after written demand by Sublessor, for any fees and disbursements of attorneys, architects, engineers, or others charged by Land Lessor in connection with any consent or approval. Sublessor shall have no liability of any kind to Sublessee for Land Lessor’s failure to give its consent or approval.

1.2(c)    Parking: 1 7 2 unreserved vehicle parking spaces. (See also Paragraph 2.5 and Exhibit A.) at no cost or expense to Sublessee during the Term, as such Term may be extended.

1.2Term:     The original term ("Term") shall commence upon the date of this Sublease ("Commencement Date") and shall expire ten (10) years and five (5) months after the Rent Commencement Date applicable to Hangar C or Hangar B, whichever is later ("Expiration Date"). (See also Paragraph 3)

TERM AND COMMENCEMENT: The building shells with respect to (I) Hangar C’s delivery is estimated to be ten (10) months following the date of this Sublease or a shell estimated completion date of April 1, 2023, but due to supply issues, the delivery date can neither be guaranteed by Sublessor’s General Contractor nor Sublessor. Base Rent and Common Area Operating Expenses for Hangar C shall commence upon delivery to Sublessee of the completed “shell“ for Hangar C as evidenced by a notice of completion delivered from the City of Mesa AZ Building Department (“Rent Commencement Date for Hangar C”). Hangar B’s delivery is estimated to be fifteen (15) months following the date of this Sublease or a shell estimated completion date of September 1, 2023, but due to supply issues, the delivery date can neither be guaranteed by Sublessor’s General Contractor nor Sublessor. Base Rent and Common Area Operating Expenses for Hangar B shall commence upon delivery to Sublessee of the completed “shell” for Hangar B as evidenced by a notice of completion delivered from the City of Mesa AZ Building Department (“Rent Commencement Date for Hangar B”). In both above cases of Hangar C and Hangar B, Sublessor shall provide no less than thirty (30) days prior written notice to Sublessee of the shell completion date and receipt of the notice of completion from the City of Mesa Building Department. Notwithstanding the foregoing, in the event that the Rent Commencement Date for Hangar C shall not have occurred by October 1, 2023, Sublessee shall have the right to terminate this Sublease and all monies previously paid to Sublessor shall be returned immediately thereafter to Sublessee.

1.3Early Possession: Sublessee, its General Contractor and sub-contractors shall be permitted to reasonable, non-exclusive possession of the Sublease Premises during the final stages of shell completion to commence work on the Sublessee’s tenant improvements provided that Sublessee’s General Contractor and sub-contractors (i) do not interfere or slow down in any material respect Sublessor’s final shell construction completion and (ii) agree to work harmoniously with Sublessor’s General Contractor and sub-contractors. (See also Paragraphs 3.2 and 3.3)

1.4Base Rent: $[***] per square foot per year, net, net, net. Base rent ("Base Rent") shall be payable by Sublessee commencing on the Rent Commencement Date for Hangar C with respect to Hangar C and the Rent Commencement Date for Hangar B with respect to Hangar B (See also Paragraph 4). Base Rent shall be payable on the first (1st) day of each calendar month and shall be prorated based upon the actual number of days in the calendar month for any partial months.

BASE RENTAL RATE SCHEDULE:
Year 1: Base Rental Rate of $[***]/SF/Year Triple Net (“NNN”).
Commencing on the (i) Rent Commencement Date for Hangar B, the monthly Base Rent applicable to Hangar B shall be abated by an amount equal to fifty percent (50%) for ten (10) full months following such Rent Commencement Date and (ii) Rent Commencement Date for

Hangar C, the monthly Base Rent applicable to Hangar C shall be abated by an amount equal to fifty percent (50%) for ten (10) full months following such Rent Commencement Date.

Years 2 – 5: With respect to each of Hangar B and Hangar C, monthly Base Rent shall increase by an amount equal to four percent (4%) of the monthly Base Rent paid by Sublessee in the immediately preceding twelve (12) month period.

Years 6 - Expiration Date: With respect to each of Hangar and Hangar C, monthly Base Rent in year six (6) shall increase by the lower of an amount equal to five percent (5%) above year five’s monthly Base Rent or eighty percent (80%) of the CPI-U for Phoenix, Mesa and Scottsdale, Arizona for the immediately preceding twelve (12) month period and each subsequent year’s monthly Base Rent through the Expiration Date shall increase by the lower of an amount equal to five percent (5%) annually or eighty percent (80%) of the CPI-U for Phoenix, Mesa and Scottsdale, Arizona for the immediately preceding twelve (12) month period.

1.5Sublessee's Share of Common Area Operating Expenses: eighty-one percent (81%) ("Sublessee's Share"). In the event that the physical size of the Sublease Premises and/or the Project are expanded or contracted during the Term, Sublessor shall recalculate Sublessee's Share to reﬂect such modiﬁcation.

1.6Base Rent and Other Monies Paid Upon Execution:

(a)Base Rent: $[***]/sq. ft./year for the first (1st) month of the Term following the Rent Commencement Date for Hangar C is $[***] (Refer to Paragraph 1.5 of this Sublease).

(b)Common Area Operating Expenses: The current estimate for the first (1st) month of the Term following the Rent Commencement Date for Hangar C is $[***].

(c)Security Deposit: $[***] ("Security Deposit").

(d)Other: Not Applicable.

(e)Total Due Upon Execution of this Sublease: $[***].

1.7Intentionally Omitted.

1.9     Permitted Use. Subject to the terms of the Land Lease (including without limitation, Sections 1.4, 1.5 and 9.4.1(e) thereof, as well as Sections 26, 30, 31, 32, 33, 35 and 37), Sublessee shall have the right to use the Buildings for hangar operations, assembly of space flight system vehicle and storage of the “Mother Ship” and as general industrial, warehouse, office, engineering, research and development, manufacture, assembly and testing of Sublessee’s aerospace products, including the manufacturing and assembly of aircraft parts and equipment and incidental office uses related thereto and any other use that is compliant with applicable laws and regulations, compliant with current zoning ordinances and recorded conditions, covenants and restrictions (the "C, C & R's") pertaining to the Project (including without limitation, the Airport Rules and Regulations, the Airport Minimum Standards (as defined in the Land Lease) and the terms and conditions described in Section 9.6 of the Land Lease under which Phoenix-Mesa Gateway Airport Authority acquired the Project), and with the reasonable approval of Land Lessor in the event of a material change in the use. Sublessee shall have uninterrupted and unfettered access to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (365) days per year.

1.10     Access to Secured Areas. Notwithstanding anything to the contrary herein, Sublessee and any of Sublessee’s agents, employees, representatives, and assigns, shall have no right of access to the secured areas of the airport, unless and until Sublessee has obtained its own valid airport security clearance and media from Land Lessor. Sublessee acknowledges that it may take thirty (30) calendar days or more to process Sublessee and its agents, employees, representatives, assigns, and other parties thereto, if applicable, for security clearance and media.

1.1Airport Rates and Charges Schedule. Sublessee, in accordance with Paragraph 4.5 (Airport Rates and Charges Schedule) of the Land Lease, shall pay all fees identified in the most current Airport Rates and Charges Schedule at the time of receipt of any covered service or use of any covered facilities, unless specifically outlined in this Sublease. The current Airport Rates and Charges Schedule is available at http://www.gatewayairport.com/PoliciesDocumentsandForms#BoardPolicies, internet links to such schedule is attached to this Sublease as Exhibit F and is subject to change without prior notice or approval of Sublessee. Sublessee further acknowledges and agrees that Land Lessor may amend the Airport Rates and Charges Schedule at any time at Land Lessor’s sole discretion, and that no fee shall apply to the use of the Sublease Premises or access to the Sublease Premises.

All payments required by this Section 1.11 shall be remitted to the following address by the due date(s) specified hereinabove or as otherwise set forth in the Airport Rates and Charges Schedule:

Phoenix-Mesa Gateway Airport Authority
Attn.: Department of Finance (Accounts Receivable)
5835 S. Sossaman Road
Mesa, Arizona 85212-6014

or such other address specified in writing by Land Lessor to Sublessee.

1.2Insuring Party. Sublessor is the "Insuring Party". (See also Paragraph 7)

1.3Real Estate Brokers. (See also Paragraph 14 and 24)

(a)Representation: The following real estate broker(s) (the "Broker(s)") and brokerage relationships exist in this transaction (check applicable boxes):

Daum Commercial Real Estate Services represents Sublessor exclusively ("Sublessor's Broker"); and

Real Tech represents Sublessee exclusively ("Sublessee's Broker").

(b)Payment to Brokers. Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement.

1.1Guarantor. None.

1.2Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

Exhibit A	Site Plan with Parking
Exhibit B	Land Lease
Exhibit C	Addendum
Exhibit D	Rules and Regulations
Exhibit E	Disclaimer
Exhibit F	Links to Gateway Executive Airpark’s Fees and Regulations

2Sublease Premises.

2.1    Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Sublease Premises, for the Term, at the Base Rent, Common Area Operating Expenses and other Rent (each term as defined in this Sublease), and upon all of the terms, covenants and conditions set forth in this Sublease. The Buildings’ square footages were calculated by the Project’s architect, Winton Architects, Inc. The agreed upon square footage calculation shall not be changed during the Term or any extensions thereof. Sublessor waives any and all rights to relocate Sublessee during the Term or any extensions thereof. Refer also to Paragraph 1.2(a).

2.2    Condition. Sublessor shall deliver Hangar B and Hangar C to Sublessee broom clean and free of debris upon delivery of the completed “shell” evidenced by a notice of completion or similar notice delivered from the City of Mesa AZ Building Department and covenants, represents and warrants to Sublessee that (i) the Sublease Premises shall be delivered in accordance with all Applicable Requirements, including without limitation, the Americans with Disabilities Act, (ii) Sublessee shall incur no costs as a result of the inaccuracy of such covenant, representation and warranty, (iii) Sublessor shall remedy, at its sole cost and not as a Common Area Operating Expense, any violation of such covenants, representations and warranties, including without limitation, patent and latent defects discovered at any time during the Term as extended, (iv) the electrical, plumbing, ﬁre sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), loading doors, and all other such elements in the Sublease Premises, other than those constructed by Sublessee, shall be in good operating condition on said date, (v) the structural elements of the roof, bearing walls and foundation of the Sublease Premises shall be free of material defects, and (vi) the Sublease Premises do not contain any Hazardous Substances (defined below) or hazardous levels of any mold or fungi deﬁned as toxic under applicable state or federal law. If a non-compliance with such representation and warranty exists as of the Rent Commencement Date for Hangar B or Rent Commencement Date for Hangar C, or if one of such systems or elements should malfunction or fail due to a patent or latent defect, during the Term, as such Term may be extended, Sublessor shall promptly after receipt of written notice from Sublessee setting forth with speciﬁcity the nature and extent of such non-compliance, malfunction or failure, promptly rectify same at Sublessor's expense but in no event later than thirty (30) days following Sublessor’s receipt of written notice of such malfunction or failure. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense (except for the repairs to the ﬁre sprinkler systems, roof, foundations, and/or bearing walls - see Paragraph 6). Sublessor also represents and warrants, that unless otherwise speciﬁed in writing, Sublessor is unaware of (i) any recorded Notices of Default aﬀecting the Sublease Premises; (ii) any delinquent amounts due under any loan secured by the Sublease Premises; and (iii) any bankruptcy proceeding aﬀecting the Sublease Premises.

2.3    Compliance. Sublessor represents and warrants that the Buildings and common areas of the Project comply with the building codes, applicable laws, covenants or restrictions of record, regulations, and ordinances, including without limitation, the Americans with Disabilities Act ("Applicable Requirements") that were in eﬀect as of the applicable Rent Commencement Date for Hangar B and Hangar C. In no event shall Sublessee be responsible for any costs arising from the inaccuracy of such representation and warranty and Sublessor shall remedy any violation hereof, including latent and patent defects at any time during the Term, as the term may be extended. Said representation and warranty does not apply to the use to which Sublessee will put the Sublease Premises, modiﬁcations which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee’s use (see Paragraph 48), or to any Alterations or Utility Installations (as deﬁned in Paragraph 6.3(a)) made or to be made by Sublessee. NOTE: Sublessee is responsible for determining whether or not the Applicable Requirements, and especially the zoning are appropriate for Sublessee’s intended use. If the Sublease Premises do not comply with said representation and warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with speciﬁcity the nature and extent of such non-compliance, rectify the same at Sublessor's sole expense without reimbursement. If the Applicable Requirements are changed after the applicable Rent Commencement Date for Hangar B or Hangar C so as to require during the Term of this Sublease the construction of an addition to or an alteration of the Sublease Premises and/or Buildings, the remediation of any Hazardous Substance, or the reinforcement or other physical modiﬁcation of the Sublease Premises and/or Buildings ("Capital Expenditure"), Sublessor and Sublessee shall allocate the cost of such work as follows:

(a)    Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the speciﬁc and unique use of the Sublease Premises by Sublessee as compared with uses by subtenants in general at the Project, Sublessee shall be fully responsible for the cost thereof, provided, however, that if such Capital Expenditure is required during the last 2 years of the Term of this Sublease and the cost thereof exceeds 6 months' Base Rent, Sublessee may instead terminate this Sublease unless Sublessor notiﬁes Sublessee, in writing, within 10 business days after receipt of Sublessee's termination notice that Sublessor has elected to pay the diﬀerence between the actual cost thereof and the amount equal to 6 months' Base Rent. If Sublessee elects termination, Sublessee shall cease the use of the Sublease Premises which requires such Capital Expenditure and deliver to Sublessor written notice specifying a termination date at least 30 days thereafter. Such termination date shall, however, in no event be earlier than the last day that Sublessee could legally utilize the Sublease Premises without commencing such Capital Expenditure.

(b)    If such Capital Expenditure is not the result of the speciﬁc and unique use of the Sublease Premises by Sublessee (such as, governmentally mandated seismic modiﬁcations), then Sublessor shall pay for such Capital Expenditure and Sublessee shall only be obligated to pay, each month during the remainder of the Term of this Sublease or any extension thereof, on the date that on which the Base Rent is due, an amount equal to 1/144th of the portion of such costs reasonably attributable to the Sublease Premises. Sublessee shall pay Interest on the balance but may prepay its obligation at any time. If, however, such Capital Expenditure is required during the last 2 years of this Sublease or if Sublessor reasonably determines that it is not economically feasible to pay its share thereof, Sublessor shall have the option to terminate this Sublease upon 90 days prior written notice to Sublessee unless Sublessee notiﬁes Sublessor, in writing, within 10 business days after receipt of Sublessor's termination notice that Sublessee will pay for such Capital Expenditure. If Sublessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Sublessee may advance such funds and deduct same, with Interest, from Base Rent until Sublessor's share of such costs have been fully paid. If Sublessee is unable to ﬁnance Sublessor's share, or if the balance of the Rent (as defined in Paragraph 4.1) due and payable for the remainder of this Sublease is not suﬃcient to fully reimburse Sublessee on an oﬀset basis, Sublessee shall have the right to terminate this Sublease upon 30 days written notice to Sublessor.

(c)    Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Sublessee as a result of an actual or proposed change in use, change in intensity of use, or modiﬁcation to the Sublease Premises made following the installation of Sublessee’s tenant improvements then, and in that event, Sublessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Sublessee shall not have any right to terminate this Sublease pursuant to this subparagraph (c).

2.4    Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect the architectural drawings, renderings, and specifications of the Buildings and site plan and to accept/reject them and acknowledge the square footage of the Buildings, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the size and condition of the Sublease Premises (including but not limited to the electrical, HVAC and ﬁre sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Sublease Premises, (d) it is not relying on any representation as to the size of the Sublease Premises made by Brokers or Sublessor, (e) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease and (f) it has been given a copy of the Land Lease and Sublessee has reviewed such Land Lease, including without limitation Section 9.4 thereof. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Sublease Premises, and (ii) it is Sublessor's sole responsibility to investigate the ﬁnancial capability and/or suitability of all proposed tenants.

2.5    Vehicle Parking. At no cost or expense during the Term, as the Term may be extended, Sublessee shall be entitled to use the number of Parking Spaces speciﬁed in Paragraph 1.2(c) on those portions of the Common Areas designated on the Site Plan attached to this Sublease for parking. Sublessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "Permitted Size Vehicles," unless otherwise agreed to or designated in writing by Sublessor. Sublessor may regulate the loading and unloading of vehicles by adopting reasonable and non-discriminatory Rules and Regulations as provided in Paragraph 2.8. In addition:

(a)    Sublessee shall not permit or allow any vehicles that belong to or are controlled by Sublessee or Sublessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Sublessor for such activities.

(b)    Sublessee shall not service or store any vehicles in the Common Areas.

(c)    If Sublessee permits or allows any of the prohibited activities described in this Paragraph 2.5, then Sublessor shall have the right, following at least one (1) business days’ written notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the actual and reasonable cost to Sublessee, which cost shall be payable within five (5) days following written demand by Sublessor.

2.6    Common Areas - Deﬁnition. The term "Common Areas" is deﬁned as all areas and facilities outside the Sublease Premises and within the exterior boundary line of the Project that are provided and designated by the Sublessor from time to time for the general non-exclusive use of Sublessor, Sublessee and other tenants of the Project and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roofs, roadways, walkways, driveways and landscaped areas.

2.7    Common Areas - Sublessee's Rights. Sublessor grants to Sublessee, for the beneﬁt of Sublessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Sublease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Sublessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Sublessor or Sublessor's designated agent. In the event that any unauthorized storage shall occur, then Sublessor shall, after delivering at least five (5) days prior written notice to Sublessee, have the right, in addition to such other rights and remedies that it may have, to remove the property and charge the actual and reasonable cost to Sublessee, which cost shall be payable within five (5) days after written demand by Sublessor.

2.8    Common Areas - Rules and Regulations. Sublessor or such other person(s) as Sublessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable and non-discriminatory rules and regulations ("Rules and Regulations") for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Buildings and the Project and their invitees. Sublessee agrees to abide by and conform to all such Rules and Regulations, and shall use its commercially reasonable eﬀorts to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Sublessor shall not be responsible to Sublessee for the non-compliance with said Rules and Regulations by other tenants of the Project but Sublessor shall use its commercially reasonable efforts to enforce the Rules and Regulations.

2.9    Common Areas - Changes. Sublessor shall have the right, in Sublessor's reasonable discretion and with no less than thirty (30) days prior written notice to Sublessee, from time to time:

(a)    To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traﬃc, landscaped areas, walkways and utility raceways;

(b)    To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Sublease Premises and parking areas remains available;

(c)    To designate other land outside the boundaries of the Project to be a part of the Common Areas;

(d)    To add additional buildings and improvements to the Common Areas;

(e)    To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and

(f)    To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Project as Sublessor may, in the exercise of sound business judgment, deem to be appropriate.
Provided, Sublessor agrees that none of the foregoing activities shall materially interfere with or reduce Sublessee’s access to the Sublease Premises or parking areas available to Sublessee.

3Term.

3.1    Term. The Commencement Date, Expiration Date, Rent Commencement Date for the applicable Hangar and Term of this Sublease are as speciﬁed in Paragraph 1.3.

In no event shall the Term (as extended by any Options) hereof exceed the term of the Land Lease, or the Sublease Expiration Date extend past the expiration of the term of the Land Lease. If for any reason the term of the Land Lease is terminated prior to the Expiration Date, except as otherwise provided in the Land Lease, Paragraphs 1.2(b)(2) and 29 of this Sublease, and Section 9.5 of the Land Lease, or in any non-disturbance provided to Sublessee by Land Lessor, this Sublease shall terminate on the date of such termination.

3.2    Early Possession. Any provision herein granting Sublessee Early Possession of the Sublease Premises is subject to and conditioned upon the Sublease Premises being available for such possession prior to the Rent Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Sublease Premises. If Sublessee totally or partially occupies the Sublease Premises prior to the Rent Commencement Date for the applicable Hangar, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease including payment of Sublessee's Share of Common Area Operating Expenses, the Land Lease, and insurance premiums and to maintain the Sublease Premises) shall be in eﬀect during such period. Any such Early Possession shall not aﬀect the Expiration Date.

3.3    Delay In Possession. Sublessor agrees to use commercially reasonable eﬀorts to deliver exclusive possession of the Sublease Premises to Sublessee by the dates shown in Paragraph 1.3 of this Sublease. If, despite said eﬀorts, Sublessor is unable to deliver possession by such date, Sublessor shall not be subject to any liability therefor, nor shall such failure aﬀect the validity of this Sublease or change the Expiration Date. Sublessee shall not, however, be obligated to pay Rent or perform its other obligations until Sublessor delivers possession of the Sublease Premises and any period of rent abatement that Sublessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to what Sublessee would otherwise have enjoyed under the terms hereof, but minus any days of delay caused by the acts or omissions of Sublessee.

3.4     Partial Termination Rights: With respect to Hangar B, Sublessee shall have the right to terminate the portion of the Sublease pertaining to Hangar B in the event (i) a notice of completion from the City of Mesa, Arizona Building Department has not been issued and received by Sublessee on or before the date which is 18 months following the date of this Sublease and/or (ii) any or all of the following do not occur on or before the date which is twelve (12) months following the date of this Sublease: (A) Sublessor or Sublessee fails to receive all building permits and other governmental approvals or Land Lessor approvals for the design and construction of Hangar B and/or and Sublessee Improvements for Hangar B (whether described in the Addendum or not), (B) Land Lessor shall not have approved of this Sublease or the Sublessee Improvements for Hangar B (whether described in the Addendum or not) and/or (C) if the FAA fails to grant any permits or approvals required or deemed advisable by Sublessee for Sublessee’s operations. In the event of a termination under subsection 3.4(ii) above only, Sublessee shall pay all of Sublessor’s actual documented costs resulting from the redesign of Hangar B, which shall include all itemized and documented costs to be submitted by the Project’s General Contractor, by way of example, but is not limited to, architectural fees, lender fees, including interest payments, attorney fees, and any brokerage commissions owed by Sublessor or paid to date of termination.

3.5    Sublessee Compliance. Sublessor shall not be required to tender possession of the Sublease Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance (Paragraph 7.5). Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from the Commencement Date and after the applicable Rent Commencement Date, including the payment of Rent upon the applicable Rent Commencement Date notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the applicable Rent Commencement Date shall occur but Sublessor may elect to withhold possession until such conditions are satisﬁed.

4Rent.

4.1    Rent Deﬁned. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease are deemed to be rent ("Rent").

4.2    Common Area Operating Expenses. Sublessee shall pay to Sublessor, in addition to the Base Rent, Sublessee's Share (as speciﬁed in Paragraph 1.6) of all Common Area Operating Expenses, as hereinafter deﬁned. Sublessee shall commence the payment of Common Area Operating Expenses with respect to (i) Hangar C on the Rent Commencement Date for Hangar C and (ii) Hangar B on the Rent Commencement Date for Hangar B, and thereafter throughout the Term for both Hangar B and Hangar C in accordance with the following provisions:

(a)    "Common Area Operating Expenses" are deﬁned, for purposes of this Sublease, as all costs relating to the ownership and operation of the Project, including, but not limited to, the following:

(i)    The operation, repair and maintenance, in neat, clean, good order and condition, and if necessary the replacement, of the following:
(aa)     The Common Areas and Common Area improvements, including parking areas, loading and unloading areas, trash areas, roadways, parkways, walkways, driveways, landscaped areas, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators, roofs, exterior walls of the buildings, building systems and roof drainage systems.

(bb)     Exterior signs and any tenant directories.

(cc)     Any ﬁre sprinkler systems.

(dd)     All other areas and improvements that are within the exterior boundaries of the Project but outside of the Sublease Premises and/or any other space occupied by a tenant.

(ii)    The cost of water, gas, electricity, cable, fiber optics and telephone to service the Common Areas and any utilities not separately metered.

(iii)    The cost of trash disposal, pest control services, property management, security services, owners' association dues and fees and the cost to repaint the exterior of any structures.

(iv)    Intentionally Omitted.

(v)    The cost of the premiums for the insurance maintained by Sublessor pursuant to Paragraph 8.

(vi)    Any deductible portion of an insured loss concerning the Buildings or the Common Areas but not to exceed an amount equal to Ten Thousand Dollars in any twelve (12) month period.

(vii)    Auditors', accountants' and attorneys' fees and costs related to the operation, maintenance, repair and replacement of the Project.

(viii)    The cost of any capital improvement to the Building or the Project not covered under the provisions of Paragraph 2.3 provided; however, that Sublessor shall allocate the cost of any such capital improvement over a twelve (12) year period and Sublessee shall not be required to pay more than Sublessee's Share of 1/144th of the cost of such capital improvement in any given month. Sublessee shall pay Interest on the unamortized balance but may prepay its obligation at any time.

(ix)    The cost of any other services to be provided by Sublessor that are stated elsewhere in this Sublease to be a Common Area Operating Expense.

(x)     Rental payments made by Sublessor under the Land Lease to Land Lessor, but excluding any late charges or other amounts arising from or related to Sublessor’s failure to comply with and abide by the terms of the Land Lease.

Notwithstanding the foregoing, Common Area Operating Expenses shall not include (1) any principal and interest payments under mortgages, as well as any points and fees on debts; (2) costs of restoration following a casualty or condemnation to the extent of net insurance proceeds received by Sublessor with respect thereto; (3) environmental insurance, environmental management fees and environmental audits or any costs to remediate or incurred in connection with the presence, remediation, transportation or release any Hazardous Substance (defined below) except those caused to be present by Sublessee; (4) costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting, or redecorating vacant space or space for other tenants; (5) legal and auditing fees (other than those fees reasonably incurred in connection with the ownership and operation of all or any portion the Project); (6) leasing commissions, advertising expenses, and other costs incurred in connection with the leasing of the Project or future re-leasing of any portion of the Project; (7) depreciation of the Buildings or any other improvements; (8) any items for which Sublessor is actually and directly reimbursed or required to reimbursed by any other tenant; (9) other than any interest charges as expressly provided for in this Lease, any interest or payments on any financing for any portion of the Buildings or Project, interest, fines and penalties incurred as a result of Sublessor's late payment of any invoice and any bad debt loss or rent loss; (10) costs incurred because the Project or Buildings violate any Applicable Requirements in effect and as interpreted by government authorities as of the applicable Rent Commencement Date; (11) costs incurred due to (a) the Buildings or Project, when originally constructed, being constructed defectively with defective materials or workmanship or (b) the Buildings or Project, when originally designed, being designed defectively; (12) any capital expenditure, except to the extent amortized as set forth above; (13) any property management fee in excess of the fees set forth below; (14) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Sublessor, the Buildings or the Project; (15) any reserves for future expenditures or liabilities which would be incurred subsequent to the then current accounting year; (16) the expense of extraordinary services, installations or benefits provided to other tenants in the Buildings or Project, or quantities of such services furnished to some tenants which are also furnished to Sublessee but are furnished to other tenants in an amount materially in excess of that which would represent a fair proportion of such services; (17) costs associated with the operation of the business of the limited liability company, partnership or entity which constitutes Sublessor as the same are distinguished from the costs of operation of the Buildings and Project, including partnership accounting and legal matters, costs of selling, syndicating, financing, mortgaging or hypothecating any of Sublessor's interest in the Buildings or Project; and (18) Real Property Taxes (as defined below), except to the extent expressly set forth in Section 9 of this Sublease.

As of the date of this Lease, the stabilized Common Area Operating Expenses for the Project are estimated to be $[***]/SF/Year. The total or aggregate of the property management fee and any administrative fees charged under this Sublease shall not exceed an amount equal to three percent (3%) of the gross rent received by Sublessor from Sublessee. The controllable Operating Expenses billed to Sublessee shall not increase by more than an amount equal to six percent (6%) in any one-year period (the “Operating Expense Cap”). For purposes of calculating Common Area Operating Expenses or Additional Rent, the maximum increase in the amount of Controllable Operating Expenses (defined below) that may be included in calculating such additional rent for each calendar year shall be limited to an amount equal to six percent (6%) per calendar year on a cumulative, compounded basis; for example, the maximum amount of Controllable Operating Expenses that may be included in the calculation of such Additional Rent for each calendar year after 2023 shall equal the product of the 2023 Controllable Operating Expenses and the following percentages for the following calendar years: 106% for 2024; 112.36% for 2025; etc. “Controllable Operating Expenses” means all Common Area Operating Expenses which are within the reasonable control of Sublessor, thus excluding Land Lease payments and escalations privilege/rental tax assessments, insurance, utilities and any costs incurred to comply with the Applicable Requirements as required under this Sublease.

(b)    Any Common Area Operating Expenses that are speciﬁcally attributable to the Buildings or to any other building in the Project or to the operation, repair and maintenance thereof, shall be allocated entirely to such Buildings, or other building. However, any Common Area Operating Expenses that are not speciﬁcally attributable to the Buildings or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Sublessor to all buildings in the Project. If the Project’s average occupancy during any calendar year of the term is less than 95%, then the Common Area Operating Expenses shall be adjusted to reflect the true and accurate Common Area operating Expenses as if the Project were in fact 95% leased. Sublessee shall not be responsible for any vacant space within the Project.

(c)    The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Sublessor to either have said improvements or facilities or to provide those services unless the Project already has the same, Sublessor already provides the services, or Sublessor has agreed elsewhere in this Sublease to provide the same or some of them.

(d)    Sublessee's Share of Common Area Operating Expenses is payable monthly on the same day as the Base Rent is due hereunder. The amount of such payments shall be based on

Sublessor's estimate of the annual Common Area Operating Expenses. Within 60 days after the end of each calendar year, Sublessor shall deliver to Sublessee a reasonably detailed statement showing Sublessee's Share of the actual Common Area Operating Expenses for the preceding year. If Sublessee's payments during such calendar year exceed Sublessee's Share, Sublessor shall credit the amount of such over-payment against Sublessee's then immediately following future payments. If Sublessee's payments during such calendar year were less than Sublessee's Share, Sublessee shall pay to Sublessor the amount of the deﬁciency within 30 days after delivery by Sublessor to Sublessee of the statement.

(e)    Common Area Operating Expenses shall not include any expenses paid by any tenant or subtenant directly to third parties, or as to which Sublessor is otherwise reimbursed by any third party, other tenant or subtenant, or insurance proceeds.

(f)    Audit Rights: Even though Common Area Operating Expenses have been incurred, and such expenditures have been audited by a CPA firm employed by Sublessor, Sublessee may audit the results with its own advisors. During the ninety (90) day period following the delivery of Sublessor’s statements of the actual amount of Common Area Operating Expenses, Sublessee, at Sublessee's expense, shall have the right to audit Sublessor's books and records containing Sublessor's accounting of Common Area Operating Expenses. In no event shall Sublessee be liable for the payment of any Common Area Operating Expense of which Sublessee first receives written notice in excess of one (1) year following the expiration of the calendar year in which such Common Area Operating Expense was originally incurred. If Sublessee has overpaid by more than an amount equal to five percent (5%) of Common Area Operating Expenses in the applicable calendar year, Sublessor shall pay the reasonable out-of-pocket cost of the review of Sublessor’s records and the reasonable out-of-pocket cost of the review of Sublessor’s records.

4.3    Payment. Sublessee shall cause payment of Rent to be received by Sublessor in lawful money of the United States, without oﬀset or deduction (except as speciﬁcally permitted in this Lease), on or before the day on which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Sublessor is inaccurate such inaccuracy shall not constitute a waiver and Sublessee shall be obligated to pay the amount set forth in this Sublease. Rent for any period during the Term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Sublessor at its address stated herein or to such other persons or place as Sublessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Sublessor's rights to the balance of such Rent, regardless of Sublessor's endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Sublessee to Sublessor is dishonored for any reason, Sublessee agrees to pay to Sublessor the sum of $[***] in addition to any Late Charge and Sublessor, at its option, may require all future Rent be paid by cashier's check. Payments will be applied ﬁrst to accrued late charges and reasonable attorney's fees, second to accrued interest, then to Base Rent and Common Area Operating Expenses, and any remaining amount to any other outstanding charges or costs.

4.4    Rental Taxes. In addition to Base Rent and Common Area Operating Expenses, Sublessee shall pay to Sublessor each month an amount equal to any rental taxes, gross receipts taxes, transaction privilege taxes, sales taxes, or similar taxes levied on the Base Rent and Common Area Operating Expenses then due or otherwise assessed in connection with the rental activity. Said monies shall be paid at the same time and in the same manner as the Base Rent.

5.    Use.
5.1    Use. Sublessee’s Permitted Use is as set forth in Section 1.19 of this Sublease.

5.2    Hazardous Substances.

(a)    Use in Accordance with Applicable Requirements. The term "Hazardous Substance" as used in this Sublease shall mean any chemical, pollutant, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Sublease Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Sublease Premises, (ii) regulated or monitored by any governmental authority, or (iii) a basis for potential liability of Sublessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Sublessee shall not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Sublease Premises by Sublessee's agents, employees, contractors or invitees in violation or threatened or suspected violation of any Applicable Requirement. The Parties recognize and agree that Sublessee may bring on the Sublease Premises and use Hazardous Substances that are ordinarily and customarily used in the conduct of Sublessee's permitted activities under this Sublease, provided that such use shall comply fully with all Applicable Requirements.

(b)    Duty to Inform Sublessor. If either Party knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Sublease Premises, other than as previously consented to by Sublessor or of which Sublessor has notified Sublessee in writing, the Party with such knowledge or reasonable cause to believe shall immediately give written notice of such fact to the other Party, and provide the other Party with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

(c)    Sublessee Remediation. Sublessee shall not cause or permit any Hazardous Substance brought on to the Sublease Premises during the Term of this Sublease by or for Sublessee to be spilled or released in, on, under, or about the Sublease Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Sublessee's expense, comply with all Applicable Requirements and take all investigatory and/or remedial action ordered or required by a governmental entity having jurisdiction for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Sublease Premises or neighboring properties, that was caused or materially contributed to by Sublessee, or pertaining to or involving any Hazardous Substance brought onto the Sublease Premises during the Term of this Sublease, by or for Sublessee.

(d)    Sublessee Indemniﬁcation. Sublessee shall indemnify, defend and hold Sublessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Sublease Premises by or for Sublessee (provided, however, that Sublessee shall have no liability under this Sublease with respect to underground migration of any Hazardous Substance under the Sublease Premises from areas outside of the Project not caused or contributed to by Sublessee). Sublessee's obligations shall include, but not be limited to, the eﬀects of any contamination or injury to person, property or the environment created or suﬀered by Sublessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Sublease. No termination, cancellation or release agreement entered into by Sublessor and Sublessee shall release Sublessee from its obligations under this Sublease with respect to Hazardous Substances, unless speciﬁcally so agreed by Sublessor in writing at the time of such agreement.

(e)    Sublessor Indemniﬁcation. Except as otherwise provided in paragraph 8.7, Sublessor and its successors and assigns shall indemnify, defend, reimburse and hold Sublessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are suﬀered as a direct result of Hazardous Substances on the Sublease Premises prior to Sublessee taking possession or which are caused by the gross negligence or willful misconduct of Sublessor, its agents or employees. Sublessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Sublease.

(f)    Investigations and Remediations. Sublessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Sublease Premises prior to the Sublessee taking possession, unless such remediation measure is required as a result of Sublessee's use (including "Alterations", as deﬁned in paragraph 6.3(a) below) of the Sublease Premises, in which event Sublessee shall be responsible for such payment. Sublessee shall cooperate fully in any such activities at the request of Sublessor, including allowing Sublessor and Sublessor's agents to have reasonable access to the Sublease Premises at reasonable times and with reasonable notice to Sublessee in order to carry out Sublessor's investigative and remedial responsibilities.

(g) Notwithstanding anything to the contrary contained in this Paragraph 5.2, Sublessee’s shall comply with the terms and conditions of Section 14 of the Land Lease and Sublessee acknowledges and agrees that the terms of such Section 14 of the Land Lease are applicable to Sublessee.

5.3    Sublessee's Compliance with Applicable Requirements. Except as otherwise provided in this Sublease, Sublessee shall, at Sublessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable ﬁre insurance underwriter or rating bureau, and the recommendations of Sublessor's engineers and/or consultants which relate in any manner to the Sublease Premises, without regard to whether said Applicable Requirements are now in eﬀect or become eﬀective after the Commencement Date. Sublessee shall, within 30 days after receipt of Sublessor's written request, provide Sublessor with copies of all permits and other documents, and other information evidencing Sublessee's compliance with any Applicable Requirements speciﬁed by Sublessor, and shall promptly upon receipt, notify Sublessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Sublessee or the Sublease Premises to comply with any Applicable Requirements. Likewise, each Party shall promptly give written notice to the other Party of: (i) any water damage to the Sublease Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold of which a Party becomes aware; or (ii) any mustiness or other odors that might indicate the presence of mold in the Sublease Premises of which a Party becomes aware.

5.4    Sublessor and Sublessor's "Lender" (as deﬁned in Paragraph 29.1) and consultants authorized by Sublessor shall have the right to enter the Sublease Premises at any time (provided, Sublessor shall use its best efforts to notify Sublessee both by telephone and in writing prior to entry), in the case of an emergency, and otherwise following no less than 48 business hours prior written notice, for the purpose of inspecting and/or testing the condition of the Sublease Premises and/or for verifying compliance by Sublessee with this Sublease; provided, Sublessee shall have the right to restrict Sublessor’s and Sublessor’s Lender’s access to certain areas of the Sublease Premises for security reasons. Any entry shall not interfere or disrupt Sublessee’s business operations in any manner. The actual and reasonable cost of any such inspections shall be paid by Sublessor, unless such inspection is due to (i) a violation by

Sublessee of Applicable Requirements, (ii) a Hazardous Substance Condition (see Paragraph 8.1(e)) caused by Sublessee is found to exist or be imminent or (iii) the inspection is requested or ordered by a governmental authority due to alleged acts or omissions of Sublessee. In such case, Sublessee shall upon request reimburse Sublessor for the actual and reasonable cost of such inspection, so long as such inspection is reasonably related to a violation or contamination by Sublessee or its agents or contractors. In addition, Sublessee shall provide copies of all relevant material safety data sheets (MSDS) to Sublessor within 10 days of the receipt of written request therefor.

6.    Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.

6.1    Sublessee's Obligations.

(a)    In General. Subject to the provisions of the Land Lease, Paragraph 2.2 (Condition), 2.3 (Compliance), 5.3 (Sublessee's Compliance with Applicable Requirements), 6.2 (Sublessor's Obligations), 8 (Damage or Destruction), and 13 (Condemnation), Sublessee shall, at Sublessee's sole expense, keep the interior of the Sublease Premises, Utility Installations (intended for Sublessee's exclusive use, no matter where located), and Alterations in good order, condition and repair (whether or not the portion of the Sublease Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Sublessee, and whether or not the need for such repairs occurs as a result of Sublessee's use, including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, ﬁxtures, interior walls, interior surfaces of exterior walls, ceilings, ﬂoors, windows, doors, plate glass, and skylights but excluding any items which are the responsibility of Sublessor pursuant to Paragraph 6.2. Sublessee, in keeping the interior of the Sublease Premises in good order, condition and repair, shall exercise and perform good maintenance practices, speciﬁcally including the procurement and maintenance of the service contracts required by Paragraph 6.1(b) below. Sublessee's obligations shall include restorations, replacements or renewals when necessary to keep the Sublease Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Sublessee's obligation to repair shall not extend to (1) damage and repairs covered under any insurance policy carried by Sublessor, (2) damage caused by any defects in the design, construction or materials of the original construction of the Buildings or Sublessor’s shell improvements, (3) damage caused in whole or in part by the negligence or willful misconduct of Sublessor or any of its agents, employees, invitees or licensees, (4) reasonable wear and tear; (5) damage due to fire, earthquake, acts of God, the elements, or other casualty; and (6) damage to the interior of the Sublease Premises resulting from causes outside the Sublease Premises.

(b)    Service Contracts. Sublessee shall, at Sublessee's sole expense, procure and maintain contracts, with copies to Sublessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Sublease Premises: (i) HVAC equipment, (ii) boiler and pressure vessels, and (iii) clariﬁers.

(c)    Failure to Perform. If Sublessee fails to perform Sublessee's obligations under this Paragraph 6.1, Sublessor shall give Sublessee written notice of such failure and if such failure is not cured by Sublessee within thirty (30) days following Sublessor’s written notice to Sublessee, may enter upon the Sublease Premises at any time thereafter (in the case of an emergency, no notice shall be required but Sublessor shall use its best efforts to provide prior notice), perform such obligations on Sublessee's behalf, and put the Sublease Premises in good order, condition and repair, and Sublessee shall promptly pay to Sublessor a sum equal to 105% of the actual and reasonable cost thereof.

(d)    Replacement. Subject to Sublessee's indemniﬁcation of Sublessor as set forth in Paragraph 7.8 below, and without relieving Sublessee of liability resulting from Sublessee's failure to exercise and perform good maintenance practices, if an item described in Paragraph 6.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such item, then such item shall be replaced by Sublessor, and the cost thereof shall be prorated between the Parties and Sublessee shall only be obligated to pay, each month during the remainder of the Term of this Sublease or any extension thereof, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is 144 (i.e. 1/144th of the cost per month), which amortization shall fully repay all of such cost of replacing such item plus Interest. Sublessee shall pay Interest on the unamortized balance at a rate not to exceed seven percent (7%) per annum but may prepay its obligation at any time.

6.2    Sublessor's Obligations. Subject to the provisions of Paragraphs 2.2 (Condition), 2.3 (Compliance), 4.2 (Common Area Operating Expenses), 5 (Use), 6.1 (Sublessee's Obligations), 8 (Damage or Destruction) and 13 (Condemnation), Sublessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, ﬁre sprinkler system, Common Area ﬁre alarm and/or smoke detection systems, ﬁre hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts of the Common Areas, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Sublessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Sublessor be obligated to maintain, repair or replace windows, doors or plate glass of the Sublease Premises.

6.3    Utility Installations; Trade Fixtures; Alterations.

(a)    Deﬁnitions. The term "Utility Installations" refers to all ﬂoor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and ﬁre protection systems, communication cabling, lighting ﬁxtures, HVAC equipment, plumbing, and fencing in or on the Sublease Premises. The term "Trade Fixtures" shall mean Sublessee's machinery and equipment that can be removed without doing material damage to the Sublease Premises. The term "Alterations" shall mean any modiﬁcation of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "Sublessee Owned Alterations and/or Utility Installations" are deﬁned as Alterations and/or Utility Installations made by Sublessee that are not yet owned by Sublessor pursuant to Paragraph 6.4(a). This Section 6.3 shall not govern the installation, removal or restoration of the improvements to be installed pursuant to Exhibit C and Exhibit C shall govern all such matters.

(b)    Consent. Subject to the terms and conditions of the Land Lease (including without limitation, obtaining Land Lessor’s prior written consent to any Alterations or Utility Installations), Sublessee shall have the right to make any Alterations or Utility Installations to the Sublease Premises as Sublessee deems appropriate, subject to Applicable Requirements and Sublessor's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed unless such items would create substantial safety concerns for Sublessor, in Sublessor’s reasonable determination. In the event Sublessor shall not consent to any Alterations or Utility Installations requested by Sublessee, Sublessor shall specify in detail the specific reasons therefor. Subject to the terms of the Land Lease, Sublessee may, however, make non-structural Alterations or Utility Installations to the interior of the Sublease Premises (excluding the roof) without such consent but upon notice to Sublessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls. Notwithstanding the foregoing, Sublessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of

Sublessor, not to be unreasonably withheld, conditioned or delayed. Sublessor may, as a precondition to granting approval for Alterations which require Sublessor’s approval, require Sublessee to utilize a contractor chosen and/or approved by Sublessor. Any Alterations or Utility Installations that Sublessee shall desire to make and which require the consent of Sublessor shall be presented to Sublessor and Land Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Sublessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Sublessor with copies of both the permits and the plans and speciﬁcations prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and suﬃcient materials. If applicable, Sublessee shall promptly upon completion furnish Sublessor with as-built plans and speciﬁcations.

(c)    Liens; Bonds. Sublessor shall have no lien on any of the Trade fixtures, Alterations or utility Installations of Sublessee. Sublessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Sublessee at or for use on the Sublease Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Sublease Premises or any interest therein. Sublessee shall give Sublessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Sublease Premises, and Sublessor shall have the right to post notices of non-responsibility. Sublessee shall keep the Sublease Premises and all improvements constructed by Sublessee thereon free of any mechanic or materialmen’s liens. In the event that any such lien is filed, Sublessee shall, at its sole cost, cause such lien to be removed from the Sublease Premises by bonding or otherwise within thirty (30) calendar days of notice thereof.

6.4    Ownership; Removal; Surrender; and Restoration.

(a)    Ownership. Except as provided in Paragraph 6.4(b) of this Sublease and Section 7.4 of the First Amendment to Land Lease, all Alterations and/or Sublessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Sublease, become the property of Sublessor and be surrendered by Sublessee with the Sublease Premises.

(b)    Removal. Subject to the terms of Section 7.4 of the First Amendment to the Land Lease, Sublessor may require that any or all Alterations and/or Sublessee Owned Alterations and Utility Installations be removed by the expiration or termination of this Sublease by Sublessor requiring such removal at the time Sublessor consented to such installation or if Sublessor’s consent was not required to be requested, then no later than 6 months prior to the expiration or termination of the Term.

(c)    Surrender; Restoration. Sublessee shall surrender the Sublease Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Sublessee shall also remove from the Sublease Premises any and all Hazardous Substances brought onto the Sublease Premises by or for Sublessee (except Hazardous Substances which were deposited via underground migration from areas outside of the Project) to the level speciﬁed in Applicable Requirements. Trade Fixtures shall remain the property of Sublessee and shall be removed by Sublessee. Any personal property of Sublessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Sublessee and may be disposed of or retained by Sublessor as Sublessor may desire. The failure by Sublessee to timely vacate the Sublease Premises pursuant to this

Paragraph 6.4(c) without the express written consent of Sublessor shall constitute a holdover under the provisions of Paragraph 25 below.

7.    Insurance; Indemnity.

7.1    Payment of Premiums. The cost of the premiums for the insurance policies required to be carried by Sublessor, pursuant to Paragraphs 7.2(b), 7.3(a) and 7.3(b), shall be a Common Area Operating Expense. Premiums for policy periods commencing prior to, or extending beyond, the term of this Sublease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

7.2    Liability Insurance.

(a)    Carried by Sublessee. Sublessee shall obtain and keep in force a Commercial General Liability policy of insurance protecting Sublessee and Sublessor as an additional insured against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Sublease Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $[***] per occurrence with an annual aggregate of not less than $[***]. Sublessee shall add Sublessor as an additional insured by means of an endorsement at least as broad as the Insurance Service Organization's "Additional Insured-Managers or Lessors of Premises" Endorsement. The policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Sublease as an "insured contract" for the performance of Sublessee's indemnity obligations under this Sublease. The limits of said insurance shall not, however, limit the liability of Sublessee nor relieve Sublessee of any obligation hereunder. Sublessee shall provide an endorsement on its liability policy(ies) which provides that its insurance shall be primary to and not contributory with any similar insurance carried by Sublessor, whose insurance shall be considered excess insurance only.

(b)    Carried by Sublessor. Sublessor shall maintain liability insurance as described in Paragraph 7.4, in addition to, and not in lieu of, the insurance required to be maintained by Sublessee. Sublessee shall not be named as an additional insured therein.

7.3    Sublessee Insurance.

(a)     Form. Each insurance policy obtained pursuant to this Paragraph 7.3, except for Worker’s Compensation and Employer’s Liability policies, shall: (i) name Sublessor as a certificate holder or additional named insured; (ii) contain a provision that written notice of cancellation or modification thereof shall be given to Sublessor not less than thirty (30) days before such cancellation or modification takes effect ten (10) days in case of nonpayment of premium); and (iii) contain a waiver of subrogation in favor of Sublessor and Land Lessor. Sublessee shall not permit any insurance policy to be canceled or modified without Sublessor’s written consent unless equivalent replacement policies are issued with no lapse in coverage. All policies shall be obtained from insurance companies licensed to do business in the State of Arizona and possessing a rating of at least A – VII or higher from the A.M. Best Company, or an equivalent rating and approved by Sublessor.

(b)     Certificates of Insurance. Sublessee shall deliver a certificate of insurance for each policy required along with an endorsement naming Phoenix-Mesa Gateway Airport Authority as additional insured herein to Sublessor and Land Lessor, in standard Acord or equivalent form, prior to the Commencement Date and shall continue to provide such certificates throughout the term of this Sublease.

7.4    Property Insurance - Building, Improvements and Rental Value.

(a)    Building and Improvements. Sublessor shall obtain and keep in force a policy or policies of insurance in the name of Sublessor, with loss payable to Sublessor, any ground-lessor, and to any Lender insuring loss or damage to the Sublease Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the Sublease Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Sublessee Owned Alterations and Utility Installations, Trade Fixtures, and Sublessee's personal property shall be insured by Sublessee not by Sublessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (except the perils of ﬂood and/or earthquake unless required by a Lender), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Sublease Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $[***] per occurrence.

(b)    Rental Value. Sublessor shall also obtain and keep in force a policy or policies in the name of Sublessor with loss payable to Sublessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reﬂect the projected Rent otherwise payable by Sublessee, for the next 12-month period.

(c)    Adjacent Premises. Sublessee shall pay for any increase in the premiums for the property insurance of the Buildings and for the Common Areas or other buildings in the Project if said increase is caused by Sublessee's acts, omissions, use or occupancy of the Sublease Premises; provided, Sublessor shall notify Sublessee in writing prior to such notification of increase and permit Sublessee a period of thirty (30) days to attempt to remedy any such omissions.

(d)    Sublessee's Improvements. Since Sublessor is the Insuring Party, Sublessor shall not be required to insure Sublessee Owned Alterations and Utility Installations unless the item in question has become the property of Sublessor under the terms of this Sublease.

7.5    Sublessee's Property; Business Interruption Insurance; Worker's Compensation Insurance.

(a)    Property Damage. Sublessee shall obtain and maintain insurance coverage on all of Sublessee's personal property, Trade Fixtures, and Sublessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $[***] per occurrence. The proceeds from any such insurance shall be used by Sublessee for the replacement of personal property, Trade Fixtures and Sublessee Owned Alterations and Utility Installations.

(b)    Intentionally Omitted.

(c)    Worker's Compensation Insurance. Sublessee shall obtain and maintain Worker's Compensation Insurance in such amount as may be required by Applicable Requirements. Such policy shall include a 'Waiver of Subrogation' endorsement. Sublessee shall provide Sublessor with a copy of such endorsement along with the certiﬁcate of insurance or copy of the policy required by this Paragraph 7.5.

(d)    No Representation of Adequate Coverage. Sublessor makes no representation that the limits or forms of coverage of insurance speciﬁed herein are adequate to cover Sublessee's property, business operations or obligations under this Sublease.

7.6    Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a "General Policyholders Rating" of at least A-, VII, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Sublessee shall not do or permit to be done anything which invalidates the required insurance policies. Sublessee shall, prior to the Commencement Date, deliver to Sublessor certiﬁed copies of policies of such insurance or certiﬁcates with copies of the required endorsements evidencing the existence and amounts of the required insurance. No such policy shall be cancelable except after 30 days prior written notice to Sublessor. Sublessee shall, prior to the expiration of such policies, furnish Sublessor with evidence of renewals or "insurance binders" evidencing renewal thereof. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

7.7    Waiver of Subrogation. Without aﬀecting any other rights or remedies, Sublessee and Sublessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The eﬀect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Sublessor or Sublessee, as the case may be, so long as the insurance is not invalidated thereby.

7.8    Indemnities. Except for Sublessor's negligence or willful misconduct and except for Sublessor’s breach of any of its obligations under this Lease, Sublessee shall indemnify, protect, defend and hold harmless the Sublease Premises, Sublessor and its agents, Sublessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, an Event of Default of this Sublease by Sublessee and/or the use and/or occupancy of the Sublease Premises and/or Project by Sublessee and/or by Sublessee's employees, contractors or invitees. If any action or proceeding is brought against Sublessor by reason of any of the foregoing matters, Sublessee shall upon notice defend the same at Sublessee's expense by counsel reasonably satisfactory to Sublessor and Sublessor shall cooperate with Sublessee in such defense. Sublessor need not have ﬁrst paid any such claim in order to be defended or indemniﬁed. Sublessor shall defend, indemnify, and hold Sublessee and its agents, officers, directors, employees, and contractors harmless against and from any and all injuries, claims, judgments, costs, expenses, liabilities, losses, damages, injunctions, suits, actions, fines, penalties, and demands of any kind or nature (including reasonable attorneys' fees) by or on behalf of any person, entity, or governmental authority occasioned by or arising out of (a) injuries occurring in the Common Areas; (b) any intentional act, or negligence of Sublessor or Sublessor's agents, employees, or independent contractors; (c) any breach or default in the performance of any obligation on Sublessor's part to be performed under this Sublease; (d) any defects in the design, workmanship or materials of the original construction of the Buildings; or (e) the failure of any representation or warranty made by Sublessor herein to be true when made. This indemnity shall survive termination of this Sublease only as to claims arising out of events that occur prior to termination of the Lease.

7.9    Exemption of Sublessor and its Agents from Liability. Except to the extent caused by the negligence or breach of this Sublease by Sublessor or its agents, neither Sublessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Sublessee, Sublessee's employees, contractors, invitees, customers, or any other person in or about the Sublease Premises, whether such damage or injury is caused by or results from ﬁre, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, ﬁre sprinklers, wires, appliances, plumbing, HVAC or lighting ﬁxtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Sublease Premises or upon other portions of the Building, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant or subtenant of Sublessor or from the failure of Sublessor or its agents to enforce the provisions of any other lease in the Project, or (iii) injury to Sublessee's business or for any loss of income or proﬁt therefrom. Instead, except as provided above in this Paragraph 7.9, it is intended that Sublessee's sole recourse in the event of such damages or injury be to ﬁle a claim on the insurance policy(ies) that Sublessee is required to maintain pursuant to the provisions of Paragraph 7.

8.    Damage or Destruction.

8.1    Deﬁnitions.

(a)    "Sublease Premises Partial Damage" shall mean damage or destruction to the improvements on the Sublease Premises, other than Sublessee Owned Alterations and Utility Installations, which can reasonably be repaired in 15 months or less from the date of the damage or destruction. Sublessor shall notify Sublessee in writing within 15 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(b)    "Sublease Premises Total Destruction" shall mean damage or destruction to the improvements on the Sublease Premises, other than Sublessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in 15 months or less from the date of the damage. Sublessor shall notify Sublessee in writing within 15 days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

(c)    "Insured Loss" shall mean damage or destruction to improvements on the Sublease Premises, other than Sublessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 7.4(a), irrespective of any deductible amounts or coverage limits involved.

(d)    "Replacement Cost" shall mean the cost to repair or rebuild the improvements owned by Sublessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

(e)    "Hazardous Substance Condition" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance, in, on, or under the Sublease Premises which requires restoration.

8.2    Partial Damage - Insured Loss. If a Sublease Premises Partial Damage that is an Insured Loss occurs, then Sublessor shall, at Sublessor's expense, repair such damage (but not Sublessee's Trade Fixtures or Sublessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Sublease shall continue in full force and eﬀect; provided, however, that Sublessee shall have the right to make the repair of any damage or destruction the total cost to repair of which is $[***] or less, and, in such event, Sublessor shall make any applicable insurance proceeds available to Sublessee on a reasonable basis for that purpose. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not suﬃcient to eﬀect such repair, the Insuring Party shall promptly contribute the shortage in proceeds as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements or full replacement cost insurance coverage was not commercially reasonable and available, Sublessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Sublease Premises unless Sublessee provides Sublessor with the funds to cover same, or adequate assurance thereof, within 30 days following receipt of written notice of such shortage and request therefor. If Sublessor receives said funds or adequate assurance thereof within said 30-day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Sublease shall remain in full force and eﬀect. If such funds or assurance are not received, Sublessor may nevertheless elect by written notice to Sublessee within 10 days thereafter to: (i) make such restoration and repair as is commercially reasonable with Sublessor paying any shortage in proceeds, in which case this Sublease shall remain in full force and eﬀect, or (ii) have this Sublease terminate 30 days thereafter. Sublease Premises Partial Damage due to ﬂood or earthquake shall be subject to Paragraph 8.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

8.3    Partial Damage - Uninsured Loss. If a Sublease Premises Partial Damage that is not an Insured Loss occurs, Sublessor may either: (i) repair such damage as soon as reasonably possible at Sublessor's expense (subject to reimbursement pursuant to Paragraph 4.2), in which event this Sublease shall continue in full force and eﬀect, or (ii) terminate this Sublease by giving written notice to Sublessee within 30 days after receipt by Sublessor of knowledge of the occurrence of such damage. Such termination shall be eﬀective 60 days following the date of such notice. In the event Sublessor elects to terminate this Lease, Sublessee shall have the right within 10 business days after receipt of the termination notice to give written notice to Sublessor of Sublessee's commitment to pay for the repair of such damage without reimbursement from Sublessor; provided, Sublessee shall receive a credit against Rent next becoming due to the extent Sublessee contributes any such funds. Sublessee shall provide Sublessor with said funds or satisfactory assurance thereof within 30 days after making such commitment. In such event this Sublease shall continue in full force and eﬀect, and Sublessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Sublessee does not make the required commitment, this Sublease shall terminate as of the date speciﬁed in the termination notice.

8.4    Total Destruction. Notwithstanding any other provision hereof, if a Sublease Premises Total Destruction occurs, this Sublease shall terminate 60 days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Sublessee, Sublessor shall have the right to recover Sublessor's damages from Sublessee, except as provided in Paragraph 7.7.

8.5    Damage Near End of Term. If at any time during the last 6 months of this Sublease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Sublessor or Sublessee may terminate this Sublease eﬀective 60 days following the date of occurrence of such damage by giving a written termination notice to the other Party within 30 days after the date of occurrence of such damage. Notwithstanding the foregoing, if Sublessee at that time has an exercisable option to extend this Sublease or to purchase the Sublease Premises, then Sublessee may preserve this Sublease by, (a) exercising such option and (b) providing Sublessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is

10 days after Sublessee's receipt of Sublessor's written notice purporting to terminate this Sublease, or (ii) the day prior to the date upon which such option expires. If Sublessee duly exercises such option during such period and provides Sublessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Sublessor shall, at Sublessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Sublease shall continue in full force and eﬀect. If Sublessee fails to exercise such option and provide such funds or assurance during such period, then this Sublease shall terminate on the date speciﬁed in the termination notice and Sublessee's option(s) shall be extinguished.

8.6    Abatement of Rent; Sublessee’s Remedies.

(a)    Abatement. In the event of Sublease Premises Partial Damage or Sublease Premises Total Destruction, the Rent payable by Sublessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Sublessee’s use of the Sublease Premises is impaired. All other obligations of Sublessee and Sublessor hereunder shall be performed by the applicable Party, and Sublessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.
(b)    Remedies. If Sublessor is obligated to repair or restore the Sublease Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 45 days after such obligation shall accrue, Sublessee may, at any time prior to the commencement of such repair or restoration, give written notice to Sublessor and to any Lenders of which Sublessee has actual notice, of Sublessee’s election to terminate this Sublease on a date not less than 30 days following the giving of such notice. If Sublessee gives such notice and such repair or restoration is not commenced within 30 days thereafter, this Sublease shall terminate as of the date speciﬁed in said notice. If the repair or restoration is commenced within such 30 days, this Sublease shall continue in full force and eﬀect. “Commence” shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Sublease Premises, whichever ﬁrst occurs. If Sublessor is obligated to repair or restore the Sublease Premises and does not complete the repairs within six (6) months following the damage or casualty or Sublessor does not commence and complete the repairs with diligence, Sublessee shall have the right to terminate this Sublease.

8.7    Termination; Advance Payments. Upon termination of this Sublease pursuant to Paragraph 8, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Sublessee to Sublessor.

9.    Payment of Taxes. Except as otherwise provided in Paragraph 9.3, Sublessor shall pay all of the Real Property Taxes applicable to the Project, and said payments shall NOT be included in the calculation of Common Area Operating Expenses.

9.1    Additional Improvements. Common Area Operating Expenses shall not include Real Property Taxes speciﬁed in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Project by other sublessees or by Sublessor for the exclusive enjoyment of such other sublessees. Notwithstanding Paragraph 9.2 hereof, Sublessee shall, however, pay to Sublessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Sublease Premises by Sublessee or at Sublessee's written request or by reason of any alterations or improvements to the Sublease Premises made by Sublessor, at the written request of Sublessee, subsequent to the execution of this Sublease by the Parties.

9.2    Joint Assessment. If the Buildings are not separately assessed, Real Property Taxes allocated to the Buildings shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be reasonably determined by Sublessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

9.3    Personal Property Taxes. Sublessee shall pay prior to delinquency all taxes assessed against and levied upon Sublessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Sublessee contained in the Sublease Premises. When possible, Sublessee shall cause its Sublessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Sublessor. If any of Sublessee's said property shall be assessed with Sublessor's real property, Sublessee shall pay Sublessor the taxes attributable to Sublessee's property within 30 days after receipt of a written statement setting forth the taxes applicable to Sublessee's property.

10.    Utilities and Services. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Sublease Premises, together with any taxes thereon. There shall be no abatement of Rent and Sublessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Sublessor's reasonable control or in cooperation with governmental request or directions. Provided no Event of Default has then occurred and be continuing under this Sublease, if electrical power or HVAC are interrupted due to the negligence or willful misconduct of Sublessor or its employees or agents (a “Utility Interruption”), and Sublessee is unable to carry on its business in a reasonably normal manner due to the failure of any of such utilities and services, and vacates all or the affected portion of the Sublease Premises for a period in excess of five (5) consecutive days, or a cumulative total of ten (10) days in any calendar year, the Base Rent and Common Area Operating Expenses payable under this Sublease shall be abated retroactively from the first (1st) day of the Utility Interruption (in proportion to the area of the Sublease Premises vacated by Sublessee by reason of such failure, if less than all of the Sublease Premises were affected) and for as long as such inability to carry on Sublessee’s business continued, until such time as the service is restored or Sublessee reoccupies the Buildings or affected portion thereof, whichever is earlier.  In the event of any curtailment, diminution, or failure with respect to utilities and services in the Sublease Premises, Sublessor shall use due diligence to restore full service.

Within thirty (30) days of Sublessor's written request, Sublessee agrees to deliver to Sublessor such information, documents and/or authorization as Sublessor reasonably needs in order to comply with new or existing Applicable Requirements relating to commercial building energy usage, ratings, and/or the reporting thereof.

11.    Assignment and Subletting.

11.1    Sublessor's and Land Lessor’s Consent Required.

(a)    Sublessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "assign or assignment") or sublet all or any part of Sublessee's interest in this Sublease or in the Sublease Premises without Sublessor's prior written consent, not to be unreasonably withheld, conditioned or delayed.

(b)    Unless Sublessee is a corporation and its stock is publicly traded on a national stock exchange, a change in the control of Sublessee shall constitute an assignment requiring consent. The transfer, on a cumulative basis, of 25% or more of the voting control of

Sublessee shall constitute a change in control for this purpose. The parties acknowledge and agree that Sublessee is a publicly traded corporation on a national exchange and the provisions of this subparagraph (b) shall not be applicable to the original Sublessee.

(c)    Intentionally Omitted.

(d)    An assignment or subletting without consent shall be an Event of Default if not cured as set forth in Section 11 of the Land Lease, as incorporated herein by Paragraph 12 of this Sublease.

(e)    Sublessee's remedy for any breach of Paragraph 11.1 by Sublessor shall be limited to compensatory damages and/or injunctive relief.

(f)    Sublessor may reasonably withhold consent to a proposed assignment or subletting if there has occurred and is continuing an Event of Default under this Sublease at the time consent is requested.

(g)    Notwithstanding the foregoing, allowing a de minimis portion of the Sublease Premises, i.e., 10,000 square feet or less, to be used by a third party vendor shall not constitute a subletting.

(h) Land Lessor’s prior written consent shall be required for any assignment or sublet of the Sublease Premises.

11.2    Terms and Conditions Applicable to Assignment and Subletting.

(a)    Regardless of Sublessor's consent, no assignment or subletting shall : (i) be eﬀective without the express written assumption by an assignee of the obligations of Sublessee under this Sublease (and any subtenant shall agree to comply with the terms of this Sublease), (ii) release Sublessee of any obligations hereunder, or (iii) alter the primary liability of Sublessee for the payment of Rent or for the performance of any other obligations to be performed by Sublessee.

(b)    Sublessor may accept Rent or performance of Sublessee's obligations from any person other than Sublessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Sublessor's right to exercise its remedies for an Event of Default by Sublessee.

(c)    Sublessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

(d)    Upon the occurrence and during the continuance of an Event of Default by Sublessee, Sublessor may proceed directly against Sublessee or anyone else responsible for the performance of Sublessee's obligations under this Sublease, including any assignee or sublessee, without ﬁrst exhausting Sublessor's remedies against any other person or entity responsible therefor to Sublessor, or any security held by Sublessor.

(e)    Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Sublessor's determination as to the ﬁnancial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modiﬁcation of the Sublease Premises, if any, together with a fee of $[***] as consideration for Sublessor's considering and processing said request. Sublessee agrees to provide Sublessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 35)

(f)    Any assignee of this Sublease shall, by reason of accepting such assignment be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Sublessee during the term of said assignment, other than such obligations as are contrary to or inconsistent with provisions of an assignment to which Sublessor has speciﬁcally consented to in writing.

(g)    Sublessor's consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Sublessee by this Sublease unless such transfer is speciﬁcally consented to by Sublessor in writing. (See Paragraph 38.2)

11.3    Additional Terms and Conditions. The following terms and conditions shall apply to any subletting by Sublessee of all or any part of the Sublease Premises and shall be deemed included in all subleases under this Sublease whether or not expressly incorporated therein:

(a)    Sublessee shall have the right to sublease or assign any portion of the Buildings to any related entity, parent company, subsidiary or affiliate, or to a successor by merger or purchase (a “Sublessee Affiliate”) without Sublessor’s written consent, but subject to the consent of Land Lessor. Sublessee shall have the right to sublease or assign any portion of the Sublease Premises to any other assignee/subtenant with Sublessor’s written consent, which shall not be unreasonably withheld, conditioned, or delayed, and delivered within fifteen (15) business days of receipt of notice. Sublessee’s right to sublease is also subject to the written consent of Land Lessor. Sublessor shall have no right of recapture. In the event Sublessor does not consent to an assignment or subletting, Sublessor shall state in specific detail the reasons therefor.

(b)    Sublessor shall be entitled to share in fifty percent (50%) of the Net Profits attributable to any sublease or assignment. “Net Profits” shall be defined as the net rent (sublease rent compared with contract rent under this Sublease) received from the subtenant reduced by all typical subleasing costs, such as rent and other concessions, tenant improvements, broker commissions and bonuses, legal fees, other subleasing costs and downtime – the time the space is vacant and listed for sublease by a local commercial real estate broker, such typical subleasing costs to be amortized over the term of the sublease or remaining Term of this Sublease if an assignment.

(c)     Sublessee hereby assigns and transfers to Sublessor all of Sublessee’s interest in all Rent payable on any sublease, and Sublessor may collect such Rent and apply same toward Sublessee’s obligations under this Sublease; provided, however, that until an Event of Default shall occur in the performance of Sublessee’s obligations, Sublessee may collect said Rent. In the event that the amount collected by Sublessor exceeds Sublessee’s then outstanding obligations any such excess shall be refunded to Sublessee. Sublessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Sublessee to perform and comply with any of Sublessee’s obligations to such sublessee. Sublessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Sublessor stating that an Event of Default in then continuing, to pay to Sublessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Sublessor and shall pay all Rents to Sublessor without any obligation or right to inquire as to whether such Event of Default is then continuing, notwithstanding any claim from Sublessee to the contrary.

(d)    Upon the occurrence and during the continuance of an Event of Default, Sublessor may, at its option, require sublessee to attorn to Sublessor, in which event Sublessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Sublessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior defaults or breaches of such sublessor.

(e)    Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Sublessor.

(f)    No sublessee shall further assign or sublet all or any part of the Sublease Premises without Sublessor's prior written consent. Sublessor shall deliver a copy of any notice of an Event of Default by Sublessee to the sublessee, who shall have the right to cure the Event of Default of Sublessee within the grace period, if any, speciﬁed in such notice. The sublessee shall have a right of reimbursement and oﬀset from and against Sublessee for any such Events of Default cured by the sublessee.

12.    Event of Default; Remedies.

12.1    Event of Default. The terms and provisions of Sections 11.1 through 11.9 of the Land Lease are incorporated herein by this reference such that the term “Lease” used in such sections shall mean this Sublease, the term “Lessee” shall mean Sublessee, the term “Lessor” shall mean Sublessor, the term “Transfer” shall mean an assignment or subletting by Sublessee, the term “Term” shall mean the Term of this Sublease, the term “Premises” shall mean the Sublease Premises and the term “Base Rent” shall mean the Base Rent payable by Sublessee under this Sublease.

12.2     Intentionally Omitted.

12.3    Inducement Recapture. Any agreement for free or abated Base Rent or Common Area Operating Expenses, all of which concessions are hereinafter referred to as "Inducement Provisions," shall be deemed conditioned upon Sublessee's full and faithful performance of all of the terms, covenants and conditions of this Sublease. Upon the occurrence and during the continuance of an Event of Default, a portion of such abated or free Base Rent and Common Area Operating Expenses in an amount equal to the then unamortized amount of free Base Rent and Common Area Operating Expenses shall be immediately due and payable by Sublessee to Sublessor (for example, in the event the Term of this Sublease is ten (10) years and an Event of Default of this Sublease occurs on the last day of the sixtieth (60th) month of the Term, Sublessee shall be obligated to pay an amount equal to fifty percent (50%) of any free Base Rent and Common Area Operating Expenses provided to Sublessee). The acceptance by Sublessor of rent or the cure of an Event of Default which initiated the operation of this paragraph shall not be deemed a waiver by Sublessor of the provisions of this paragraph unless speciﬁcally so stated in writing by Sublessor at the time of such acceptance.

12.4     Late Charges. Sublessee hereby acknowledges that late payment by Sublessee of Rent will cause Sublessor to incur costs not contemplated by this Sublease, the exact amount of which will be extremely diﬃcult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Sublessor by any Lender. Accordingly, if any Rent shall not be received by Sublessor within 10 days after such amount shall be due, then, without any requirement for notice to Sublessee, Sublessee shall immediately pay to Sublessor a one-time late charge equal to 2% of each such overdue amount or $[***], whichever is greater; provided, no such late charge shall be payable in the event Sublessee pays such overdue amount within five (5) business days following written notice to Sublessee. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Sublessor will incur by reason of such late payment. Acceptance of such late charge by Sublessor shall in no event constitute a waiver of Sublessee's Event of Default with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Sublease to the contrary, Base Rent shall, at Sublessor's option, become due and payable quarterly in advance. Notwithstanding anything in this Paragraph 12.4 to the contrary, in the event Land Lessor shall become the “Sublessor” hereunder, the terms of the Land Lease shall govern and control the payment of any late charges by Sublessee.

12.5    Interest. Any monetary payment due Sublessor hereunder, other than late charges, not received by Sublessor, when due shall bear interest from and after the 31st day after it was due. The interest ("Interest") charged shall be computed at the rate of 10% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 12.4.

12.6    Breach by Sublessor.

(a)    Notice of Breach. Sublessor shall not be deemed in breach of this Sublease unless Sublessor fails within a reasonable time to perform an obligation required to be performed by Sublessor. For purposes of this Paragraph, a reasonable time shall in no event be less than 30 days after receipt by Sublessor, and any Lender whose name and address shall have been furnished to Sublessee in writing for such purpose, of written notice specifying wherein such obligation of Sublessor has not been performed; provided, however, that if the nature of Sublessor's obligation is such that more than 30 days are reasonably required for its performance, then Sublessor shall not be in breach if performance is commenced within such 30 day period and thereafter diligently pursued to completion.

(b)    Performance by Sublessee on Behalf of Sublessor. In the event that neither Sublessor nor Lender cures said breach within 30 days after receipt of said notice, or if having commenced said cure they do not diligently pursue it to completion or if the breach is of an emergency nature and is not cured within five (5) days following written notice from Sublessee, then Sublessee may elect to cure said breach at Sublessee's expense and oﬀset from Rent the actual and reasonable cost to perform such cure. Sublessee shall document the cost of said cure and supply said documentation to Sublessor.

13.    Condemnation. If the Sublease Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "Condemnation"), this Sublease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever ﬁrst occurs. If more than 10% of the ﬂoor area of a Hangar, or more than 25% of the parking spaces is taken by Condemnation, Sublessee may, at Sublessee's option, to be exercised in writing within 30 days after Sublessor shall have given Sublessee written notice of such taking (or in the absence of such notice, within 30 days after the condemning authority shall have taken possession) terminate this Sublease as of the date the condemning authority takes such possession. If Sublessee does not terminate this Sublease in accordance with the foregoing, this Sublease shall remain in full force and eﬀect as to the portion of the Sublease Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Sublease Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Sublessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Sublessee shall be entitled to any compensation paid by the condemnor for Sublessee's relocation expenses, bonus value of this Sublease, loss of business goodwill and/or Trade

Fixtures, without regard to whether or not this Sublease is terminated pursuant to the provisions of this Paragraph. All Alterations and Utility Installations made to the Sublease Premises by Sublessee, for purposes of Condemnation only, shall be considered the property of the Sublessee and Sublessee shall be entitled to any and all compensation which is payable therefor. In the event that this Sublease is not terminated by reason of the Condemnation, Sublessor shall repair any damage to the Sublease Premises caused by such Condemnation.

14.    Brokerage Fees.

14.1    Additional Commission. In addition to the payments owed pursuant to Paragraph 1.7 above, Sublessor agrees that: (a) if Sublessee exercises any Option, (b) if Sublessee or anyone aﬃliated with Sublessee acquires from Sublessor any rights to the Sublease Premises or other premises owned by Sublessor or leased by Sublessor and located within the Project, (c) if Sublessee remains in possession of the Sublease Premises, with the consent of Sublessor, after the expiration of this Sublease, or (d) if Base Rent is increased, whether by agreement or operation of an escalation clause herein, then, Sublessor shall pay Brokers a fee in accordance with the fee schedule of the Brokers in eﬀect at the time this Sublease was executed. The provisions of this paragraph are intended to supersede the provisions of any earlier agreement to the contrary.

14.2    Assumption of Obligations. Any buyer or transferee of Sublessor's interest in this Sublease shall be deemed to have assumed Sublessor's obligation hereunder. Brokers shall be third party beneﬁciaries of the provisions of Paragraphs 1.10, 14, 21 and 30. If Sublessor fails to pay to Brokers any amounts due as and for brokerage fees pertaining to this Sublease when due, then such amounts shall accrue Interest. In addition, if Sublessor fails to pay any amounts to Sublessee's Broker when due, Sublessee's Broker may send written notice to Sublessor and Sublessee of such failure and if Sublessor fails to pay such amounts within 10 days after said notice, Sublessee shall pay said monies to its Broker and oﬀset such amounts against Rent. In addition, Sublessee's Broker shall be deemed to be a third party beneﬁciary of any commission agreement entered into by and/or between Sublessor and Sublessor's Broker for the limited purpose of collecting any brokerage fee owed.

14.3    Representations and Indemnities of Broker Relationships. Sublessee and Sublessor each represent and warrant to the other that it has had no dealings with any person, ﬁrm, broker, agent or ﬁnder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or ﬁnder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, ﬁnder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

15.    Estoppel Certiﬁcates.

(a)    Each Party (as "Responding Party") shall within 10 business days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "Estoppel Certiﬁcate" form published by AIR CRE, plus such additional information, conﬁrmation and/or statements as may be reasonably requested by the Requesting Party. For purposes of this Paragraph 15, Sublessee shall comply with any request made by Land Lessor under the Land Lease for an estoppel certificate and such compliance by Sublessee shall be in accordance with the terms of the Land Lease.

(b)    If the Responding Party shall fail to execute or deliver the Estoppel Certiﬁcate within such 10 day period, the Requesting Party may execute an Estoppel Certiﬁcate stating that: (i) the Sublease is in full force and eﬀect without modiﬁcation except as may be represented by the Requesting Party, (ii) there are no uncured defaults, breaches or Events of Default in the Requesting Party's performance, and (iii) if Sublessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon the Requesting Party's Estoppel Certiﬁcate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certiﬁcate.

(c)    If Sublessor desires to ﬁnance, reﬁnance, or sell the Sublease Premises, or any part thereof, Sublessee shall within 30 days after written notice from Sublessor deliver to any potential lender or purchaser designated by Sublessor such ﬁnancial statements as may be reasonably required by such lender or purchaser, including but not limited to Sublessee's ﬁnancial statements for the past 3 years. All such ﬁnancial statements shall be received by Sublessor and such lender or purchaser in conﬁdence and shall be used only for the purposes herein set forth. This subparagraph (c) shall not be applicable to any entity whose common stock is traded on a national stock exchange.

16.    Deﬁnition of Sublessor. The term "Sublessor" as used herein shall mean the owner or owners at the time in question of the fee title to the Sublease Premises, or, if this is a sublease, of the “Lessee’s” interest in the Land Lease. Upon transfer or assignment and delivery of any security deposit, the prior Sublessor shall be relieved of all liability with respect to the obligations and/or covenants under this Sublease thereafter to be performed by the Sublessor but not any liability which may have accrued prior to such transfer. Subject to the foregoing, the obligations and/or covenants in this Sublease to be performed by the Sublessor shall be binding only upon the Sublessor as hereinabove deﬁned.

17.    Severability. The invalidity of any provision of this Sublease, as determined by a court of competent jurisdiction, shall in no way aﬀect the validity of any other provision hereof.

18.    Days. Unless otherwise speciﬁcally indicated to the contrary, the word "days” as used in this Sublease shall mean and refer to calendar days.

19.    Limitation on Liability. The obligations of a Party under this Sublease shall not constitute personal obligations of such Party, or its partners, members, directors, oﬃcers or shareholders, and Sublessee shall look to the Sublease Premises, and to no other assets of Sublessor, for the satisfaction of any liability of Sublessor with respect to this Sublease, and shall not seek recourse against Sublessor's partners, members, directors, oﬃcers or shareholders, or any of their personal assets for such satisfaction.

20.    Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Sublease.

21.    No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be eﬀective. Brokers have no responsibility with respect to the condition of the Sublease Premises or with respect to any default or breach hereof by either Party.

22.    Notices.

22.1    Notice Requirements. Except as provided in Paragraph 22.3 below, all notices required or permitted by this Sublease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by nationally recognized overnight courier, regular, certiﬁed or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email, and shall be deemed suﬃciently given if served in a manner speciﬁed in this Paragraph 22. The addresses noted adjacent to a Party's signature on this Sublease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a diﬀerent address for notice. A copy of all notices to Sublessor shall be concurrently transmitted to such party or parties at such addresses as Sublessor may from time to time hereafter designate in writing. Sublessee’s Notice address is as follows:

Virgin Galactic Holdings, Inc. 1700 Flight Way Tustin CA 92606 Attention: Swami Iyer With a copy to: Virgin Galactic Holdings, Inc. 1700 Flight Way Tustin, CA 92606 Attention: General Counsel
22.2    Date of Notice. Any notice sent by registered or certiﬁed mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon written confirmation by the receiving Party of actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

22.3    Options. Notwithstanding the foregoing, in order to exercise any Options (see paragraph 38), the Notice must be sent by nationally recognized overnight courier, Certiﬁed Mail (return receipt requested), Express Mail (signature required), courier (signature required) or some other methodology that provides a receipt establishing the date the notice was received by the Sublessor.

23.    Waivers.

(a)    No waiver by Sublessor of an Event of Default by Sublessee shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Event of Default by Sublessee of the same or of any other term, covenant or condition hereof. Sublessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Sublessor's consent to, or approval of, any subsequent or similar act by Sublessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Sublease requiring such consent.

(b)    The acceptance of Rent by Sublessor shall not be a waiver of any Event of Default by Sublessee. Any payment by Sublessee may be accepted by Sublessor on account of monies or damages due Sublessor, notwithstanding any qualifying statements or conditions made by Sublessee in connection therewith, which such statements and/or conditions shall be of no force or eﬀect whatsoever unless speciﬁcally agreed to in writing by Sublessor at or before the time of deposit of such payment.

(c)    THE PARTIES AGREE THAT THE TERMS OF THIS SUBLEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS SUBLEASE.

24.    Intentionally Omitted.

25.    No Right To Holdover. Sublessee shall have the right to holdover the Sublease Premises on a daily basis for up to six (6) months after expiration of this Sublease without Sublessor’s consent by notifying Sublessor in writing no earlier than nine (9) months and no later than six

(6) months prior to expiration of the term, as it may be extended. Except as set forth above, Sublessee has no right to retain possession of the Sublease Premises or any part thereof beyond the expiration or termination of this Sublease. In the event that Sublessee holds over, then the Base Rent shall be increased to 150% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Sublessor to any holding over by Sublessee. Notwithstanding anything to the contrary contained in this Paragraph 25, the terms of the Land Lease shall govern and control any holdover by Sublessee.

26.    Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

27.    Covenants and Conditions; Construction of Agreement. All provisions of this Sublease to be observed or performed by Sublessee are both covenants and conditions. In construing this Sublease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Sublease. Whenever required by the context, the singular shall include the plural and vice versa. This Sublease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.

28.    Binding Eﬀect; Choice of Law. This Sublease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Sublease Premises are located. Any litigation between the Parties hereto concerning this Sublease shall be initiated in the county in which the Sublease Premises are located. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

29.    Subordination; Attornment; Non-Disturbance.

29.1    Subordination. Subject to the terms and conditions of this Sublease, this Sublease and any Option granted hereby shall be subject and subordinate to any ground lease (including without limitation, the Land Lease (including without limitation, the Airport Rules and Regulations, the Airport Minimum Standards (as defined in the Land Lease) and the terms and conditions described in Section 9.6 of the Land Lease under which Phoenix-Mesa Gateway Airport Authority acquired the Project), mortgage, deed of trust, or other hypothecation or security device (collectively, "Security Device"), now or hereafter placed upon the Sublease Premises, to any and all advances made on the security thereof, and to all renewals, modiﬁcations, and extensions thereof. Sublessee agrees that the holders of any such Security Devices (in this Sublease together referred to as "Lender") shall have no liability or obligation to perform any of the obligations of Sublessor under this Sublease unless and until such Lender is the Sublessor under this Sublease. Any Lender may elect to have this Sublease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Sublessee, whereupon this Sublease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

29.2    Attornment. In the event that Sublessor transfers title to the Premises, or the Sublease Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Sublease is subordinated (i) Sublessee shall, subject to the non-disturbance provisions of Paragraph 29.3, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Sublease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Sublease will automatically become a new sublease between Sublessee and such new owner, and (ii) Sublessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Sublessor's obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior sublessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any oﬀsets or defenses which Sublessee might have against any prior sublessor, (c) be bound by prepayment of more than one month's rent, or (d) be liable for the return of any security deposit paid to any prior sublessor which was not paid or credited to such new owner. Sublessee shall make no prepayment of Rent (as defined in Paragraph 4.1) in excess of one (1) month in advance.

29.3    Non-Disturbance. With respect to any Security Devices currently encumbering the Sublease Premises and with respect to any Security Devices entered into by Sublessor after the execution of this Sublease, Sublessee's subordination of this Sublease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "Non-Disturbance Agreement") from the Lender which Non-Disturbance Agreement provides that Sublessee's possession of the Sublease Premises, and this Sublease, including any options to extend the term hereof, will not be disturbed so long as there has not occurred and is continuing an Event of Default by Sublessee and attorns to the record owner or sublessor of the Sublease Premises. Execution and delivery of such Non-Disturbance Agreement (in recordable form, with notary acknowledgements) from each Lender currently encumbering the Sublease Premises, Sublessor and Sublessee shall be a condition to the effectiveness of this Sublease. Sublessor represents and warrants to Sublessee that, as of the date of this Sublease set forth in Paragraph 1.1, there are no Security Devices encumbering the Sublease Premises except a construction loan obtained by Sublessor. In the event a Non-Disturbance Agreement is not provided to Sublessee by such Security Device holder, and executed, notarized and delivered by all parties thereto, within thirty (30) days after the date of this Sublease, Sublessee shall have the right to terminate this Sublease.

29.4    Self-Executing. The agreements contained in this Paragraph 29 shall be eﬀective without the execution of any further documents; provided, however, that, upon written request from Sublessor or a Lender in connection with a sale, ﬁnancing or reﬁnancing of the Sublease Premises, Sublessee and Sublessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

30.    Attorneys' Fees. If any Party or Broker brings an action or proceeding involving the Sublease Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter deﬁned) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred.

31.    Intentionally Omitted.

32.    Auctions. Sublessee shall not conduct, nor permit to be conducted, any auction upon the Sublease Premises without Sublessor's prior written consent. Sublessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

33.    Signs. Sublessor may place on the Sublease Premises ordinary "For Sale" signs at any time and ordinary "For Lease" signs during the last 6 months of the term hereof. All signs must comply with all Applicable Requirements and are subject to the terms and conditions of the Land Lease with respect to signage. Sublessor grants Sublessee the exclusive right to place its illuminated, if desired, corporate identity anywhere on the interior/exterior of the Buildings, including the roof structure to be visible to flying aircraft. In addition, Sublessee shall be granted reasonable directional signs, to the Sublease Premises, within the Project. All signage shall be pursuant to local sign ordinances from the jurisdiction providing any approvals/permits for exterior Building/Project signage permits, and the Airport Authority, if required. All signage shall be subject to Sublessor’s approval, not to be unreasonably withheld, conditioned or delayed, and Land Lessor’s approval.

34.    Termination; Merger. Unless speciﬁcally stated otherwise in writing by Sublessor, the voluntary or other surrender of this Sublease by Sublessee, the mutual termination or cancellation hereof, or a termination hereof by Sublessor as a result of an Event of Default by Sublessee, shall automatically terminate any sublease or lesser estate in the Sublease Premises; provided, however, that Sublessor may elect to continue any one or all existing subtenancies. Sublessor's failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Sublessor’s election to have such event constitute the termination of such interest.

35.    Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Sublease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Sublessor's actual reasonable costs and expenses (including but not limited to reasonable and actual architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Sublessee for any Sublessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Sublessee upon receipt of an invoice and supporting documentation therefor. Sublessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Event of Default by Sublessee of this Sublease exists, nor shall such consent be deemed a waiver of any then existing Event of Default, except as may be otherwise speciﬁcally stated in writing by Sublessor at the time of such consent. The failure to specify herein any particular condition to Sublessor's consent shall not preclude the imposition by Sublessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within 10 business days following such request.

36.    Guarantor. Intentionally Omitted.

37.    Quiet Possession. Subject to payment by Sublessee of the Rent and performance of all of the covenants, conditions and provisions on Sublessee's part to be observed and performed under this Lease, Sublessee shall have quiet possession and quiet enjoyment of the Sublease Premises during the Term hereof, as such Term may be extended.

38.    Options. If Sublessee is granted any option, as deﬁned below, then the following provisions shall apply.

38.1    Deﬁnition. "Option" shall mean: (a) the right to extend or reduce the Term of or renew this Sublease or to extend or reduce the Term of or renew any lease or sublease that Sublessee has on other property of Sublessor; (b) the right of ﬁrst refusal or ﬁrst oﬀer to lease or sublease either the Sublease Premises or other property of Sublessor; (c) the right to purchase, the right of ﬁrst oﬀer to purchase or the right of ﬁrst refusal to purchase the Sublease Premises or other property of Sublessor.

38.2    Options Personal To Original Sublessee and Sublessee Affiliates. Any Option granted to Sublessee in this Sublease is personal to the original Sublessee and Sublessee Affiliates, and cannot be assigned or exercised by anyone other than said original Sublessee and Sublessee Affiliates, and only while the original Sublessee or Sublessee Affiliate(s) is/are in possession of no less than fifty percent (50%) of the Sublease Premises.

38.3    Multiple Options. In the event that Sublessee has any multiple Options to extend or renew this Sublease, a later Option cannot be exercised unless the prior Options have been validly exercised.

38.4    Eﬀect of Default on Options.

(a)    Sublessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of an Event of Default and continuing until said Event of Default is cured, (ii) during the time there has occurred and is continuing an Event of Default by Sublessee or (iii) in the event that Sublessee has been given 3 or more notices of separate Events of Default, whether or not the Events of Default are cured, during the 12 month period immediately preceding the exercise of the Option.

(b)    The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Sublessee's inability to exercise an Option because of the provisions of Paragraph 38.4(a).

(c)    An Option shall terminate and be of no further force or eﬀect, notwithstanding Sublessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, there has occurred an Event of Default of this Sublease which is not cured prior to the commencement of such extended term or completion of the purchase.

39.    Security Measures. Sublessee hereby acknowledges that the Rent payable to Sublessor hereunder does not include the cost of guard service or other security measures. Sublessee shall take responsibility for the protection of the Sublease Premises, Sublessee, its agents and invitees and their property from the acts of third parties. Sublessor grants Sublessee the right to install on-site security, equipment, personnel, procedures and systems inside and outside the Buildings, including without limitation, card readers, security cameras and any other devices to enhance security, so long as such devices to not impair or impede other tenants of the Project or Sublessor.

40.    Reservations. Sublessor reserves the right: (i) to grant, without the consent or joinder of Sublessee, such easements, rights and dedications that Sublessor deems necessary, (ii) to cause the recordation of parcel maps and restrictions, and (iii) to create and/or install new utility raceways, so long as such easements, rights, dedications, maps, restrictions, and utility raceways do not unreasonably interfere with the use of the Sublease Premises by Sublessee. Sublessee agrees to sign and deliver to Sublessor any documents reasonably requested by Sublessor to eﬀectuate such rights.

41.    Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay. A Party who does not initiate suit for the recovery of sums paid "under protest" within 6 months shall be deemed to have waived its right to protest such payment.

42.    Authority; Multiple Parties; Execution.

(a)    If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, such entity represents and warrants that it is duly authorized to execute and deliver this Sublease on its behalf. Each Party shall, within 30 days after request, deliver to the other Party satisfactory evidence of such authority.

(b)    If this Sublease is executed by more than one person or entity as "Sublessee", each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Sublessees shall be empowered to execute any amendment to this Sublease, or other document ancillary thereto and bind all of the named Sublessees, and Sublessor may rely on the same as if all of the named Sublessees had executed such document.

(c)    This Sublease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

43.    Conﬂict. Any conﬂict between the printed provisions of this Sublease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

44.    Oﬀer. Preparation of this Sublease by either party or their agent and submission of same to the other Party shall not be deemed an oﬀer to lease or sublease to the other Party. This Sublease is not intended to be binding until executed and delivered by all Parties hereto.

45.    Amendments. This Sublease may be modiﬁed only in writing, signed by the Parties in interest at the time of the modiﬁcation. As long as they do not materially in Sublessee’s reasonable judgment) change Sublessee's rights, duties, liabilities or obligations hereunder, Sublessee agrees to make such reasonable non-monetary modiﬁcations to this Sublease as may be reasonably required by a Lender in connection with the obtaining of normal ﬁnancing or reﬁnancing of the Sublease Premises.

46.    Waiver of Jury Trial. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS SUBLEASE.

47.    Sublessee’s Right to Install an Emergency Generator. Sublessee shall have the right (until the earlier of the expiration or earlier termination of the Term), at Sublessee's sole cost and expense, subject to the provisions of this Sublease, to install one (1) above-ground back-up generator (the "Generator"), at a location to be mutually agreed upon by the parties, acting reasonably (and pursuant to plans and specifications approved in advance by (i) Sublessor, which approval shall not be unreasonably withheld and (ii) Land Lessor), together with any and all underground connections required to use and operate the Generator. The Generator, and Sublessee's rights with respect thereto, shall be subject to the additional following terms and conditions:

(a)    All costs and expenses associated with the Generator, including, without limitation, all costs and expenses relating to any required soundproofing, screening, compliance with all Applicable Requirements, safety, protection of property, installation, noise reduction, environmental monitoring and remediation, maintenance, repairs, replacements and removal, in each case to the extent reasonably necessary, shall be paid for by Sublessee. Sublessor's review of plans and specifications shall be for its own benefit only, and Sublessor shall have no liability to Sublessee in connection with such review. Sublessee shall ensure that the Generator complies at all times with all Applicable Requirements in all respects.

(b)    Sublessee shall indemnify, defend and hold Sublessor harmless from and against any and all claims arising out of or in connection with the Generator, and shall repair all damage to the Sublease Premises contained therein arising in connection with the Generator.

(c)    Sublessee, at Sublessee's sole cost and expense, shall be obligated to secure and obtain and provide Sublessor with copies of all required permits, approvals and licenses for or with respect to the installation or operation of the Generator prior to the commencement of any installation activities hereunder, and shall be obligated to keep in full force and effect and renew, as applicable, all required permits, approvals and licenses required hereunder.
(d)     The Generator shall be screened as required by Applicable Requirements or any covenants, conditions and restrictions recorded against the Project. Installation of the Generator shall be anticipated by Sublessor and Sublessor’s designers in the re-design of Hangar B and the existing design of Hangar C in order to minimize any trenching after construction of all or a material proportion of Hangar C for running of conduits from the Generator to the switch gear/transfer switches. To support communications and networking, Sublessor shall provide fiber optics to within Hangar B and Hangar C, as more particularly described in the Addendum and exhibits attached to this Sublease.

///continued on next page///

The parties hereto have executed this Sublease at the place and on the dates speciﬁed above their respective signatures.

Executed at:
On:
By SUBLESSOR: Gateway Executive Airpark, LLC

By:    /s/ Stephen McKendry
Name Printed:    Stephen McKendry
Title:     Manager
Phone:    [***]
Fax:    [***]
Email:     [***]

By:    /s/ Daryl J. Donkersloot
Name Printed:    Daryl J. Donkersloot
Title:    Manager
Phone:    [***]
Fax:
Email:    [***]
Address:    [***]

Federal ID No.:    [***]

Executed at:
On:
By SUBLESSEE:

By:    /s/ Doug Ahrens
Name Printed:    Doug Ahrens
Title:     Chief Financial Officer
Phone:    [***]
Fax:
Email:     [***]

By:
Name Printed:
Title:
Phone:
Fax:
Email:
Address:

Federal ID No.:

BROKER Dalin Commercial Real Estate Services Attn: Stephen McKendry Title: Designated Broker Address: [***] Phone: [***] Fax: [***] Email: Federal ID No.: [***] Broker License #: [***]	BROKER /s/ Kim Josephson Attn: Kim Josephson Title: Broker Address: [***] Phone: [***] Fax: Email: [***] Federal ID No.: Broker License #:

INDEX OF EXHIBITS

Exhibit A	Site Plan with Parking
Exhibit B	Land Lease
Exhibit C	Addendum
Exhibit D	Rules and Regulations
Exhibit E	Disclaimer
Exhibit F	Links to Gateway Executive Airpark’s Fees and Regulations

Exhibit A
Site Plan with Parking
[***]

Exhibit B
Land Lease with 1st Amendment
[***]

Exhibit C
TO STANDARD INDUSTRIAL/COMMERCIAL MULTI-SUBLESSEE SUBLEASE - NET

ADDENDUM (with Exhibits)

[***]

Exhibit D
RULES AND REGULATIONS
[***]

Exhibit E
Disclaimer
[***]

Exhibit F
Links to Gateway Executive Airpark’s Fees and Regulations
[***]